UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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avantor™

2024 PROXY STATEMENT

And notice of annual meeting of stockholders

MESSAGE FROM

OUR CHAIRMAN

At Avantor, we are proud of the role we play in creating a better, healthier world – enabling and accelerating innovation across the life sciences and advanced technology industries.

We are pleased to invite our stockholders to attend the 2024 Annual Meeting of Stockholders that will be held virtually on May 9, 2024, at 11:00 a.m. Eastern Time. At the meeting, we will review developments during the prior year, and stockholders will have the opportunity to ask questions and vote on matters outlined in the accompanying Notice of Annual Meeting and Proxy Statement.

I am proud to lead a deeply experienced and diverse Board of Directors, with more than 200 years of combined experience in the life sciences and healthcare industries. Our Board regularly engages with a broad range of stakeholders to inform our perspectives and ensure we remain agile in adapting to market dynamics to continue advancing our sustainable growth platform.

In 2023, Avantor earned new and expanded multi-year customer relationships that reflect our value as a trusted partner from discovery to delivery. We are strategically integrated into our customers’ laboratory and manufacturing workflows around the world through research, development, and commercialization. Our Company has been privileged to be engaged at the forefront of many breakthroughs in modern medicine and technology, and we are specified into 85 percent of the top 20 biologic therapies.

We have also made purposeful, strategic investments in manufacturing capacity, supply chain, innovation and digital capabilities to drive efficiencies and position the company for future growth. For example, we are doubling the size of our Bridgewater, N.J. innovation center which is a core hub for collaboration with our biotech and biopharma customers.

At our Investor Day in December 2023, we introduced Avantor’s new operating model, which will sharpen our focus in further building our Bioscience Production and Lab Solutions businesses, increase efficiency and position Avantor for long-term growth. In addition to the growth opportunities that we expect our new model to unlock, we initiated a multi-year cost-out initiative to streamline our operations, footprint, and broader cost base.

Sustainability remains core to our long-term growth strategy and the value we deliver. In 2023, we continued to make progress instilling sound corporate responsibility practices across our business, including setting new science-based climate targets and expanding our Responsible Supplier program globally. I encourage you to read more about these efforts in our annual sustainability report, which will be available in June on www.avantorsciences.com.

Avantor is well positioned to continue strengthening its partnership with global customers operating in attractive innovation-driven growth markets. Our experienced management team and Board of Directors will continue to focus on strong execution in pursuit of stockholder value creation. Your feedback is a valuable input to our decision-making, and we encourage you to sign and return your proxy card or use telephone and Internet voting prior to the meeting.

On behalf of our Board, our management team and our thousands of associates around the world, thank you for your support and for your investment in Avantor.

Jonathan Peacock

Chairman

Notice of 2024 Annual Meeting of Stockholders

Thursday, May 9, 2024	Online Virtual Meeting at

11:00 a.m. Eastern Time	www.virtualshareholdermeeting.com/AVTR2024

VIRTUAL STOCKHOLDERS MEETING

The Annual Meeting of Stockholders (“Annual Meeting”) of Avantor, Inc. (“Avantor” or the “Company”) will be held on Thursday, May 9, 2024 at 11:00 a.m. Eastern Time. This year’s Annual Meeting will be a completely “virtual meeting,” conducted via live audio webcast on the Internet. Stockholders will be able to listen to and participate in the meeting online, vote their shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/AVTR2024. Participants will need the 16-digit control number included on their Notice of Internet Availability or proxy card to gain access to the meeting. Stockholders of record of Avantor common stock at the close of business on March 15, 2024 will be able to vote online during the meeting. You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the 2024 Annual Meeting of Stockholders.

The purposes of the meeting are:

1.	to elect the nine directors named in this Proxy Statement to serve a one-year term expiring at the 2025 annual meeting of stockholders;

2.	to approve the adoption of amendments to the certificate of incorporation; to provide for officer exculpation in accordance with changes to Delaware law, and to make certain other immaterial changes;

3.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024;

4.	to approve, on an advisory basis, named executive officer compensation; and

5.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Your vote is important. We encourage you to vote by proxy in advance of the Annual Meeting. Whether or not you plan to attend via live audio webcast, we hope you will vote as soon as possible. Your proxy materials include instructions on how to vote, including by Internet. If you hold your shares through a brokerage firm, bank, or other similar entity, please follow their instructions.

On behalf of Avantor’s Board of Directors,

Claudius O. Sokenu

Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary

This Notice of Annual Meeting and Proxy Statement, together with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, were first made available to stockholders on or about March 29, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 9, 2024: This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

Proxy Summary	1

Item 1: Election of Directors	8

Director Skills Matrix	9

Director Nominees to Serve for a One-Year Term Expiring in 2025	10

Corporate Governance	15

The Structure and Role of the Board of Directors	16

Communications with Directors	22

Director Nomination Process	22

Certain Relationships and Related Person Transactions	23

Commitment to Sustainability	24

Stockholder Engagement Program	26

Code of Ethics and Conduct	27

Director Compensation	28

Stock Ownership Guidelines	29

Stock Ownership Information	30

Avantor Stock Ownership	30

Delinquent Section 16(a) Reports	32

Item 2: Amendments to the Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware law, and to make certain other non-substantive changes	33

Item 3: Ratification of Appointment of Independent Registered Public Accounting Firm	35

Report of the Audit & Finance Committee	36

Audit and Non-Audit Fees	37

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Certain of the statements contained in this proxy statement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “assumption,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “likely,” “long-term,” “near-term,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “projection,” “prospects,” “seek,” “target,” “trend,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.

We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in our periodic filings with the SEC. All forward-looking statements speak only as of the date of this proxy statement. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement and Avantor’s 2023 Annual Report on Form 10-K before voting.

2024 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	11:00 a.m. Eastern Time, May 9, 2024

Location:

Online “virtual meeting” at www.virtualshareholdermeeting.com/AVTR2024. Stockholders will need to enter their 16-digit control number included on their Notice of Internet Availability or proxy card in order to participate.

Record Date:	March 15, 2024

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

HOW TO CAST YOUR VOTE

Your vote is important! Please cast your vote and play a part in the future of Avantor. You may vote using any one of the following methods. In all cases, you should have your 16-digit control number from your Notice of Internet Availability or proxy card available and follow the instructions.

Internet Before the Annual Meeting at www.proxyvote.com	calling 1-800-690-6903 toll-free from the U.S. or Canada	mail return the signed proxy card	Virtual Meeting only if you are an eligible stockholder or beneficial owner and have registered and obtained a legal proxy
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, trustee or other intermediary to see which voting methods are available to you.

Web links throughout this document are provided for convenience only, and the content on the referenced website does not constitute a part of this Proxy Statement.

MEETING AGENDA AND VOTING RECOMMENDATIONS

		Board vote recommendation	Page reference (for more detail)

Item 1 –	Election of Each of the Nine Directors Named in this Proxy Statement to Serve a One-Year Term Expiring in 2025	✓ FOR Each Nominee	8

Item 2 –	Approve the Officer Exculpation Amendment and Other Immaterial Amendments to our Certificate of Incorporation	✓ FOR	33

Item 3 –	Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2024	✓ FOR	35

Item 4 –	Advisory Approval of Named Executive Officer Compensation	✓ FOR	38

2024 Proxy Statement 1

PERFORMANCE HIGHLIGHTS

Avantor’s 14,500 associates are focused on our mission of setting science in motion to create a better world. Every day, we are supporting our customers, from scientific discovery and development to delivery. We are proud of the critical role that Avantor serves in enabling scientific breakthroughs, working side by side with scientists to address some of the greatest challenges and opportunities.

2023 Financial Highlights

*	See Appendix A for information about these non-GAAP financial measurements, including reconciliations to the most directly comparable GAAP-based financial measurements.

Avantor Business System

The foundation of our ability to execute is the Avantor Business System. This rigorous innovation process enhances the impact on growth and profitability from our investments. We engage and empower our associates using these unified practices and standard processes based on proven lean principles to continuously improve and deliver value to our stakeholders. In 2023, more than 1,000 associates actively participated in ABS workshops and kaizens driving improvements to enhance associate, customer and stakeholder experiences.

From associate-led daily improvements to transformational strategic improvements, our kaizen philosophy is all about making tomorrow better than today. We systematically identify, share, experiment,

reflect, and lead by example to create a learning organization where every associate can grow their capabilities to accomplish our vision for tomorrow.

2 2024 Proxy Statement

STRATEGIC INITIATIVES

In 2023, we continued to advance our strategy including investments to enhance our proprietary offerings, enrich our ecommerce platform and digital solutions, and expand manufacturing capacity to meet customer demand. In addition, we continued to take actions that position Avantor for long-term growth, including advancing our new operating model and initiating a multi-year cost optimization program.

Innovation

–   Launched multiple products under our J.T. Baker, Masterflex and NuSil product lines to support customer applications.

–   Introduced enhanced Inventory Manager digital solution, integrating Electronic Lab Notebook and Smart Shelf platforms, which leverage AI and automation to streamline lab procurement.

–   Accelerated new product introductions from supplier partners that are highly relevant to biologic platforms.

–   Created Avantor Scientific Advisory Board who will guide our research and development efforts.

Capacity Expansion

–   Announced plans for significant expansion of our flagship R&D center in Bridgewater, N.J.

–   Made strategic investments in supply chain infrastructure to enable efficiencies and meet customer demand, including automation upgrades at our Europe and U.S. distribution centers.

–   Expanded our hydration capabilities in Gliwice, Poland and Aurora, Ohio and increased salt buffer capacity at our flagship Phillipsburg, NJ manufacturing facility in support of our bioproduction customers.

Business Evolution

–	Announced new operating model, including Laboratory Solutions and Bioscience Production business segments, aligned with our customers’ needs.

–	Initiated cost optimization initiative to unlock productivity and position the company for growth, with a targeted gross annual run rate savings of ~$300 million in 36 months.
–	Enriched our ecommerce platform, including phased rollout of new online buying experience.

–	Advanced series of actions to simplify our organizational structure, reduce our cost base and rationalize our footprint.

–	Repaid approximately $850 million of debt.

2024 Proxy Statement 3

STOCKHOLDER ENGAGEMENT HIGHLIGHTS

We regularly interact with our stockholders through our stockholder engagement program that reaches current stockholders, market participants and potential investors in a variety of forums including quarterly earnings discussions, investor conferences and investor meetings. Topics include financial and operating performance, corporate strategy and ESG. Members of our investor relations team and senior management participate in each discussion, with certain engagements including a member of our Board.

For more information on our approach to stockholder engagement and actions we have taken in response to stockholder feedback, see page 26. For more information on our stockholder engagement efforts with respect to last year’s say-on-pay vote and executive compensation, see page 44 of the Compensation Discussion & Analysis.

CORPORATE GOVERNANCE HIGHLIGHTS

The Company is committed to good corporate governance, which we believe is important to the success of our business and in advancing stockholder interests.

Corporate Governance Highlights include:

Separate Chairman and CEO roles	8 out of 9 Board Members are independent	Regular Executive Sessions of Independent Directors	Risk Oversight by the Full Board and its Committees

Annual Board and Committee Self-Evaluations	Policies Prohibiting Short Sales, Hedging, Margin Accounts and Pledging of stock by Directors and Officers	No classified board	Annual Elections for all Board Members

Proxy access for stockholders	Majority voting standard in uncontested elections of directors and a resignation policy applicable to incumbent directors not receiving the requisite vote	20% threshold for stockholders to call a special meeting

Our corporate governance practices are described in greater detail in the “Corporate Governance” section.

4 2024 Proxy Statement

BOARD NOMINEES

Avantor’s Board of Directors currently has ten members. Christi Shaw, a current member of the Board of Directors, will not stand for reelection at the Annual Meeting in order to focus on other business and personal interests. All director nominees currently serve on the Board and will be elected for a one-year term expiring at the next annual meeting of stockholders.

The following table provides summary information about each director nominee standing for re-election at the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships

Juan Andres	59	2019	Former President, Strategic Partnerships and Enterprise Expansion, Moderna, Inc.	Yes	Audit & Finance

John Carethers, M.D.	60	2021	Vice Chancellor Health Science, University of California San Diego	Yes	Nominating & Governance

Lan Kang	55	2021	Senior Managing Director, CBC Group	Yes	Compensation & Human Resources

Joseph Massaro	54	2021	Chief Financial Officer and Senior Vice President, Business Operations, Aptiv PLC	Yes	Audit & Finance (Chair)

Mala Murthy	60	2021	Chief Financial Officer, Teladoc Health, Inc.	Yes	Audit & Finance

Jonathan Peacock	66	2017	Chairman, UCB SA	Yes	Nominating & Governance

Michael Severino, M.D.	58	2020	Chief Executive Officer, Tessera Therapeutics	Yes	Compensation & Human Resources (Chair)

Michael Stubblefield	51	2014	President and Chief Executive Officer, Avantor, Inc.	No

Gregory Summe	67	2020	Managing Partner, Glen Capital Partners	Yes	Compensation & Human Resources Nominating & Governance (Chair)

2024 Proxy Statement 5

SUSTAINABILITY HIGHLIGHTS

As a global industry leader, we recognize our ability to create a positive impact for our associates, customers, suppliers, stockholders and communities. Throughout 2023, we advanced our environmental, social and governance (ESG) strategy across our four pillars.

PILLAR	GOAL	SPOTLIGHTS ON PROGRESS

• Increase management diversity. • Achieve top health & safety performance.

• Our eight Associate-Centric Teams (ACTs), or employee resource groups, expanded their global reach of participation to achieve industry standard membership – 25% of Avantor associates are members of one or more ACT.

• Exceeded Historically Underrepresented Ethnicity (HUE) leadership representation goal by 3%, ending 2023 with 27% representation. A result of work with Talent Acquisition and diverse recruitment partners, advancements in our culture of inclusion, and Avantor’s brand reputation of DEI focus to attract top talent. HUE candidates for Director+ roles improved by 4% in 2023.

• Achieved the Human Rights Campaign Corporate Equality Index score of 100.

• Increased associate skill-building with expanded portfolio of offerings resulting in 120,000 on-demand and live learning course completions (+144% YOY).

• Established the Leader Success Model and assessment to develop and measure leader competency in future ready capabilities: Vision & Strategy, Results Through Others, Relationships & Collaboration, Talent Advocate, Curiosity & Innovation, Resilience Though Adversity.

• Achieved Total recordable incident rate (TRIR) of 0.43, placing us in the top quartile for safety performance in our relevant industries.

• Reduce operational greenhouse gas (GHG) emissions by 15% by 2025.

• Achieved our 2025 Scope 1 & 2 greenhouse gas emissions reduction goal two years early.

• Announced new 2030 near-term climate targets and submitted to the Science Based Targets initiative: 50% absolute Scope 1 & 2 reduction, and 25% absolute Scope 3 reduction off a 2020 baseline.

• Progressed solar panel installation projects at eight of our distribution and manufacturing facilities and completed the project at our Singapore facility two months early.

• Improve global access to STEM education and healthcare. • Increase associate volunteer hours.

• This year marks the 15th anniversary of the Avantor Foundation, which has distributed more than $8 million since its inception.

• In 2023, the Avantor Foundation donated over $1.2 million to programs aligned to its mission to advance science education and provide healthcare to people in underserved communities.

• Avantor hosted our first Month of Giving which resulted in 1,000 volunteer hours and $125,000 donated by associates and the Avantor Foundation to more than 200 unique organizations.

• Collectively, the Avantor Foundation and Avantor associates donated almost $225,000 to nearly 300 charities through our inaugural year of Matching and Dollars for Doers programs.

• Launch Avantor Responsible Supplier Program.

• Enrolled more than 340 suppliers in the first full year of the Avantor Responsible Supplier Program; the program will help increase transparency, manage risk and improve responsible business practices throughout our value chain.

6 2024 Proxy Statement

EXECUTIVE COMPENSATION HIGHLIGHTS

Our Compensation Objectives

Avantor’s executive compensation is designed to support the longevity and stability of the company by driving long-term business outcomes and promoting strong governance practices. This is done by linking individual pay with Avantor’s performance on a diverse set of measures, including financial and corporate strategic goals. In 2023, these goals included employee representation and reduction in greenhouse gas emissions.

Our executive compensation practices include the following, each of which the Compensation and Human Resources Committee believes reinforces our executive compensation objectives:

✓	Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance

×  No hedging or short sales of Company stock, or pledging of Company stock

×  No option grants below 100% fair market value

×  No excessive cash severance benefits upon a change of control

×  No excessive perquisites or benefits to executives

×  No repricing of underwater stock options under our long-term incentive plan

×  No tax gross-ups of perquisites or 280G excise taxes (except as applicable to management employees generally in connection with relocation or expatriate assignments)

×  No payment of unearned dividends prior to vesting

✓	Long-term objectives aligned with the creation of stockholder value
✓	Market comparison of executive compensation against a relevant peer group
✓	Robust stock ownership guidelines
✓	Use of an independent compensation consultant reporting directly to the Compensation and Human Resources Committee
✓	Compensation recovery “clawback” policy for our annual cash-based incentive and equity-based long-term incentive programs
✓	An additional Dodd-Frank compliant compensation recovery “clawback” policy applicable to current and former executive officers in the event of a financial restatement
✓	Regular engagement with our stockholders and implementation of enhancements based on feedback received
✓	‘Double-trigger’ change-in-control vesting provision (adopted in 2024 for all 2024 equity awards)

Our Compensation Mix

All senior executives have a large portion of compensation that is variable and covers annual and multi-year performance periods. Long-term awards are designed to align executives with Avantor’s long-term performance using performance-based equity in the form of Performance Stock Units, Stock Options, and Restricted Stock Units.

(1)	Reflects average annualized base salary, target short-term incentive and target long-term incentive for NEOs employed on December 31, 2023.

2024 Proxy Statement 7

Item 1 Election of Directors

At this Annual Meeting, all directors will be elected for a one-year term expiring at the next annual meeting of stockholders. Our Board currently has ten members. Nine of our directors are standing for election at the Annual Meeting. Christi Shaw, a director since 2018, will not to stand for re-election in order to focus on other business and personal interests. The Board has initiated a search process to identify qualified candidates to replace Ms. Shaw in line with the nomination process outlined in our Corporate Governance Guidelines. The Board is conscious of the impact of her departure on board diversity and will be actively considering that impact as part of this search.

The biographies below describe the business experience of each director nominee standing for re-election. Following the biographical information for each director nominee, we have listed the specific experience and qualifications of that nominee that strengthen the Board of Directors’ collective qualifications, skills and experience.

In considering each director nominee for election at the Annual Meeting, the Nominating and Governance Committee assessed the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board. When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each board member’s biographical information and the Director Skills Matrix set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Board expects that each of the nominees listed below will be available for election as a director. However, if one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for any substitute nominees as the Board may nominate. If a nominee is not available for election or is otherwise unable to serve as a director, the Board may reduce its size or choose a substitute nominee.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the directors listed below to the Board for a one-year term expiring in 2025.

8 2024 Proxy Statement

DIRECTOR SKILLS MATRIX

Our directors possess relevant skills and experience that contribute to a well-functioning Board that effectively oversees our strategy and management.

Director Nominee Skills and Experience	Andres	Carethers	Kang	Massaro	Murthy	Peacock	Severino	Stubblefield	Summe

Board leadership as a board chair, lead director or committee chair equips directors to lead our Board and its Committees				✓		✓	✓		✓

Financial expertise as a finance executive or CEO brings valuable experience to the Board and our management team				✓	✓	✓	✓	✓	✓

M&A/transactional experience helps the Board and our management team assess acquisition opportunities consistent with our strategic priorities and long-range plans			✓	✓	✓	✓		✓	✓

Operations experience increases the Board’s understanding of our manufacturing operations, services opportunities and distribution footprint	✓			✓		✓		✓	✓

Regulatory/legal/public policy experience helps the Board assess and respond to an evolving business and healthcare regulatory environment	✓	✓			✓	✓	✓	✓	✓

International experience brings critical insights into the opportunities and risks of our international businesses	✓		✓	✓	✓	✓	✓	✓	✓

Digital/cybersecurity experience increases the board’s awareness of advances in technology, cybersecurity and information systems management				✓	✓			✓

Research, development & innovation experience helps the board and our management team assess new product design and development opportunities consistent with our strategic priorities	✓	✓					✓	✓

Human capital management experience helps oversee our talent/leadership development, diversity & inclusion, employee compensation and employee engagement efforts	✓	✓	✓	✓	✓	✓	✓	✓	✓

2024 Proxy Statement 9

DIRECTOR NOMINEES TO SERVE FOR A ONE-YEAR TERM EXPIRING IN 2025

Juan Andres
Director since: 2019 Age: 59 Committees: • Audit & Finance

Mr. Andres has served on our Board since September 2019 and is currently a member of the Audit and Finance Committee. Most recently, Mr. Andres served as the President, Strategic Partnerships and Enterprise Expansion for Moderna, Inc., a biotechnology company specializing in mRNA vaccines and therapeutics, a position he held from January 2023 until May 2023 when he retired. Previously, he served as Moderna’s Chief Technical Operations and Quality Officer from August 2017 to December 2022. From 2005 to 2017, Mr. Andres served in several leadership positions at Novartis AG, a global healthcare company, most recently serving as the Global Head of Technical Operations (Manufacturing and Supply Chain) and before that as Group Novartis Quality Head, Global Head of Technical Research and Development, and Global Pharmaceuticals Operations Head. Prior to 2005, Mr. Andres spent 18 years at Eli Lilly Company, a global healthcare company, serving in a variety of leadership positions. Mr. Andres served on the board of directors and as a member of the Nominating and Corporate Governance and Science and Technology Committees of Evelo Biosciences, Inc. during 2023. Mr. Andres holds a master’s degree in Pharmacy from Alcala de Henares University in Madrid, Spain and has completed an advanced development program at the London Business School.

Experience and Qualifications

Mr. Andres’ extensive experience in pharmaceutical manufacturing, supply chain and technical research, along with his independence, make him a valuable member of our Board.

John Carethers, M.D.
Director since: 2021 Age: 60 Committees: • Nominating & Governance

Dr. Carethers has served on our Board since July 2021 and is currently a member of the Nominating & Governance Committee. He is the Vice Chancellor for Health Sciences at the University of California San Diego, a position he has held since January 2023. In this role, he leads the School of Medicine, Skaggs School of Pharmacy and Pharmaceutical Sciences, the Herbert Wertheim School of Public Health and Human Longevity Science, and UC San Diego Health. Previously, Dr. Carethers served as the John G. Searle Professor and Chair of the Department of Internal Medicine at the University of Michigan Medical School based in Ann Arbor, Michigan, from 2009-2022, where he was named the C. Richard Boland Distinguished University Professor in 2017. Prior to that time, Dr. Carethers served in a variety of roles at the University of California San Diego, including as a Professor of Medicine and Chief of the Division of Gastroenterology. Additionally, he was elected as a member of the National Academy of Medicine in 2012 and became an elected fellow of the Royal College of Physicians in 2021. In June 2022, Dr. Carethers became President of the American Gastroenterological Association. Dr. Carethers holds an M.D., as well as a bachelor of science in biological sciences from Wayne State University, completing his internship and residency in internal medicine at Massachusetts General Hospital and his fellowship in gastroenterology at the University of Michigan.

Experience and Qualifications

Dr. Carethers’ senior leadership experience at a medical institution and extensive research experience in familial cancer syndromes, including tumor genetics, DNA mismatch repair, and colorectal cancer disparities, along with his independence, make him a valuable member of our Board.

10 2024 Proxy Statement

Lan Kang
Director since: 2021 Age: 55 Committees: • Compensation & Human Resources

Ms. Kang has served on our Board since 2021 and is currently a member of the Compensation & Human Resources Committee. Ms. Kang is a Senior Managing Director and Head of Portfolio Management at CBC Group, a healthcare-focused private equity investment firm headquartered in Singapore, a position she has held since December 2020. In addition, serves on the board of directors of I-MAB Biopharma. Previously, Ms. Kang served as a Senior Advisor to Shanghai Henlius Biotech, a global clinical-stage biopharma company. Ms. Kang also served in a variety of roles at Fosun International, a Hong Kong Stock Exchange-listed, consumer-focused multinational company, including Executive Board Director, Chief Human Resources Officer and Head of the Fosun Insurance Group. Prior to Fosun, she was a Senior Client Partner at Korn Ferry International and was an Engagement Manager at McKinsey & Company. From 2020 until January of 2024, Ms. Kang served on the board of directors of Everest Medicines. Ms. Kang holds an MBA in healthcare management from the Wharton School of the University of Pennsylvania, a master’s degree in chemistry from Tulane University and a bachelor’s degree in biological science and technology from Zhejiang University in Hangzhou, China.

Experience and Qualifications

Ms. Kang’s extensive experience in healthcare and biopharma, senior leadership experience, including as a chief human resources officer, current and past experience as a board member at other companies and her expertise in finance, strategy, international business transactions, along with her independence, make her a valuable member of our Board.

Joseph Massaro
Director since: 2021 Age: 54 Committees: • Audit & Finance (Chair)

Mr. Massaro has served on our Board since 2021 and is Chair of the Audit & Finance Committee. Mr. Massaro currently serves as Chief Financial Officer and Senior Vice President, Business Operations for Aptiv PLC, a position he has held since September 2016. Prior to that, Mr. Massaro held several senior executive positions at Aptiv including Vice President and Corporate Controller. He also previously served as Chief Financial Officer at inVentiv Health and as a Managing Director at Liberty Lane. Mr. Massaro earned an MBA and a master of science in accounting from Northeastern University. He holds a bachelor of science in finance and economics from Bentley University.

Experience and Qualifications

Mr. Massaro’s senior leadership experience, including as a chief financial officer, and his expertise in international business transactions, strategy and financial accounting (including qualification as an audit committee financial expert), along with his independence, make him a valuable member of our Board.

2024 Proxy Statement 11

Mala Murthy
Director since: 2021 Age: 60 Committees: • Audit & Finance

Ms. Murthy has served on our Board since 2021 and is a member of the Audit & Finance Committee. Ms. Murthy currently serves as the Chief Financial Officer for Teladoc Health, Inc., a position she has held since June 2019. Prior to that, Ms. Murthy held several senior executive positions at American Express, most recently as Chief Financial Officer of the Global Commercial Services segment. She also previously served in various leadership positions with PepsiCo, leading high growth business units. Ms. Murthy earned an MBA from the India Institute of Management, a master’s degree in public and private management from Yale School of Management, and a bachelor’s degree in computer science and engineering from Jadavpur University in India.

Experience and Qualifications

Ms. Murthy’s senior leadership experience, including as a chief financial officer, and her expertise in international business transactions, financial accounting and strategic growth (including qualification as an audit committee financial expert), along with her independence, make her a valuable member of our Board.

Jonathan Peacock
Director since: 2017 Age: 66 Committees: • Nominating & Governance

Mr. Peacock has served as our Chairman since 2022 and has served on our Board since 2017. He is a member of the Nominating & Governance Committee. Mr. Peacock also serves as Chair of the Board of Directors at UCB SA. Mr. Peacock served as the Chief Financial Officer of Amgen, Inc., a biopharmaceutical company, from 2010 to 2014 and was the Chief Financial and Administrative Officer of the Pharmaceuticals Division of Novartis AG, a global healthcare company, from 2005 to 2010. Previously, he was a partner at McKinsey and Price Waterhouse. In the past five years, Mr. Peacock served as Chairman and as CEO of Bellerophon Therapeutics, Inc., as a founder and Chairman of Arix Bioscience PLC, and as a director of Genmab A/S. Mr. Peacock earned a master’s degree in Economics from the University of St. Andrews in Scotland and is a Chartered Accountant.

Experience and Qualifications

Mr. Peacock’s prior senior leadership experience at several companies, including as chief executive officer and chief financial officer, current and past experience as a board member at other companies, and his expertise in finance, strategy, international business transactions, mergers and acquisitions and operations along with his independence, make him a valuable member of our Board.

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Michael Severino, M.D.
Director since: 2020 Age: 58 Committees: • Compensation & Human Resources (Chair)

Dr. Severino has served on our Board since April 2020 and is a Chair of the Compensation & Human Resources Committee. Dr. Severino currently serves as Chief Executive Officer of Tessera Therapeutics, a position he has held since 2022. Prior to that, he served as Vice Chairman and President of AbbVie Inc., as well as AbbVie’s Executive Vice President, Research & Development, and its Chief Scientific Officer. He also spent 10 years at Amgen, Inc., serving in a variety of leadership positions, including Senior Vice President, Global Development, and Chief Medical Officer. Dr. Severino also serves on the board of directors for the Field Museum in Chicago, Illinois. He earned an M.D. from Johns Hopkins University, completing his residency and fellowship training at Massachusetts General Hospital and Harvard Medical School, as well as a bachelor’s degree in biochemistry from the University of Maryland.

Experience and Qualifications

Dr. Severino’s extensive experience in research and development and corporate strategy for leading companies focused on developing life-saving therapies for patients, along with his independence, makes him a valuable member of our Board.

Michael Stubblefield
Director since: 2014 Age: 51

Mr. Stubblefield became our President and Chief Executive Officer in 2014. In addition, Mr. Stubblefield serves as a Director. Prior to joining us, Mr. Stubblefield was a Senior Expert for the Chemicals Practice of McKinsey & Company, a management consulting firm, from 2013 to 2014. Previously, he held a variety of leadership roles at Celanese Corporation, a technology and specialty materials company, from 1994 to 2012. Mr. Stubblefield also served on the board of directors and as a member of the Audit Committee of Ingersoll Rand Inc. from 2022 to 2023. Mr. Stubblefield holds a bachelor of science degree in Chemical Engineering from the University of Utah, as well as an MBA from Texas A&M University-Corpus Christi.

Experience and Qualifications Mr. Stubblefield’s leadership role and extensive knowledge of our business, strategy and industry on an international basis make him a valuable member of our Board.

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Gregory Summe
Director since: 2020 Age: 67 Committees: • Nominating & Governance (Chair) • Compensation & Human Resources

Mr. Summe has served on our Board since May 2020 and is Chair of the Nominating & Governance Committee and a member of the Compensation & Human Resources Committee. Mr. Summe is the Managing Partner of Glen Capital Partners, an investment fund. He also serves on the board of directors of the State Street Corporation and NXP Semiconductors NV. Previously, he was the Managing Director and Vice Chairman of Global Buyout at The Carlyle Group and a Senior Advisor to Goldman Sachs Capital Partners. He also spent 11 years as the Chairman and Chief Executive Officer of PerkinElmer. Before PerkinElmer, Mr. Summe was with AlliedSignal, now Honeywell International, serving as the President of General Aviation Avionics, President of the Aerospace Engines Group and President of the Automotive Products Group. He was also a partner at McKinsey & Co. In the past five years, Mr. Summe served as a director of Virgin Orbit Holdings USA and as co-founder of NextGen Acquisition Corp I & II. Mr. Summe holds an MBA with distinction from The Wharton School of the University of Pennsylvania, a master’s degree in electrical engineering from University of Cincinnati and a bachelor’s degree in electrical engineering from University of Kentucky. He is in the Hall of Distinction at the University of Kentucky.

Experience and Qualifications

Mr. Summe’s extensive leadership experience in key industries, including life sciences and applied materials, along with his independence, make him a valuable member of our Board.

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Corporate Governance

Our success is built and sustained by the trust we have earned from our customers, suppliers, distributors, associates, business partners and investors. Part of this trust stems from our commitment to good corporate governance. The framework for our governance practices is found in our Corporate Governance Guidelines, which outline the operating principles of our Board of Directors and the composition and working processes of our Board and its committees. The Nominating and Governance Committee periodically reviews our Corporate Governance Guidelines and developments in corporate governance and periodically recommends proposed changes to the Board for approval.

Below are key highlights of our corporate governance practices:

Board Membership and Participation

✓	Directors are expected to spend the time needed and meet as often as necessary to discharge their responsibilities properly.
✓	Directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and any meeting of Stockholders.
✓	It is expected that no director will serve on more than five public company boards (including Avantor’s Board).
✓	It is expected that no member of the Audit and Finance Committee will serve on more than three public company Audit Committees (including Avantor’s Audit and Finance Committee).
✓	Directors who also serve as executive officers or in equivalent positions generally should not serve on more than two public company boards (including Avantor’s Board).

Prohibitions against Short Sales, Hedging, Margin Accounts and Pledging

Our Insider Trading Policy contains restrictions applying to all directors, officers and employees that, among other things:

✓	prohibit short sales of Avantor securities and derivative or speculative transactions in Avantor securities;
✓

prohibit the use of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Avantor securities; and

✓	prohibit holding Avantor securities in margin accounts or pledging Avantor securities as collateral for a loan.

Robust Stockholders Rights

✓

Directors are elected under a “majority voting” standard in uncontested elections. In addition, directors who do not receive the requisite votes for re-election must resign, subject to acceptance of such resignation by the Board.

✓

Each stockholder, or a group of up to 20 stockholders, that has continuously owned for three years at least 3% of our outstanding common shares, may nominate and include in the annual meeting proxy materials up to the greater of two directors or 20% of the number of directors serving on the Board, if the stockholder(s) and the nominee(s) meet the requirements specified in our bylaws.

✓	The Company does not have a poison pill, and has “declawed” the Company’s preferred stock such that it would not be used, without seeking stockholder approval, in connection with a poison pill.
✓

Any future action by stockholders to alter, amend or repeal our certificate of incorporation can be approved by the affirmative vote of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class.

✓

Stockholders of record who own common shares representing at least 20% of the relevant voting power continuously for at least one year can call a special meeting of stockholders, provided that the stockholders satisfy specified requirements.

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THE STRUCTURE AND ROLE OF THE BOARD OF DIRECTORS

Board Leadership Structure

The Company’s Board is led by Jonathan Peacock, a non-executive Chairman. The Board believes that it is in the best interest of the Company and its stockholders for Mr. Peacock to continue to serve as Chairman of the Board. Mr. Peacock possesses significant knowledge and experience in our industry and a deep understanding of Avantor’s strategic objectives, all of which will continue to benefit the Company during the year ahead. We believe that having an independent, non-executive Chairman emphasizes the importance of the Board’s objectivity and independence from management and best promotes the effective functioning of the Board’s oversight role. Mr. Peacock’s responsibility is to ensure that our Board functions properly and to work with our President and Chief Executive Officer to set the Board’s agenda. We expect him to facilitate communications among our directors and between the Board and senior management. While Mr. Peacock provides independent leadership, he also works closely with our Chief Executive Officer to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance.

Although we believe that the separation of the Chairman and Chief Executive Officer positions is appropriate corporate governance for us at this time, our Board believes that the Company and stockholders are best served by maintaining the Board’s flexibility to determine whether and when the Chairperson and CEO positions should be separate or combined to provide the appropriate leadership.

The Board’s Oversight of Strategy

The Board is deeply engaged and involved in overseeing the Company’s long-range strategy, including evaluating key market opportunities, customer and supplier trends and competitive developments. This also includes aspects of our ESG initiatives that relate to our strategy. The Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at board meetings and, when relevant, at Committee meetings. We also dedicate at least one board meeting every year to an even more intensive review and discussion of the Company’s strategic plan. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items and discussions between the CEO and our Chairman on a periodic basis. Each director is expected to bring to bear their own talents, insights, and experiences to these strategy discussions.

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The Board’s Role in Risk Oversight

While senior management has primary responsibility for managing risk, the Board has responsibility for risk oversight with specific risk areas delegated to relevant Board committees who report on their deliberations to the full Board. The specific risk areas of focus for the Board and each of its committees are summarized below.

Board of Directors

- Oversee the Company's risk governance framework, including an enterprise-wide culture that supports appropriate risk awareness, identification, escalation and management of risk
- Integrity, ethics and compliance with its Code of Ethics and Conduct
- General strategic and commercial risks
- M&A transactions, including execution and integration, and the M&A competitive landscape
- Legal risks such as those arising from litigation, environmental and intellectual property matters

Audit and Finance Committee

- Oversee and coordinate with the Company's internal and external auditors
- Accounting, controls and financial disclosure
- Oversee the Company's Enterprise Risk Management (ERM) program
- Cybersecurity risk, including our information security framework, threat assessment, response readiness and training efforts
- Tax and liquidity management

Compensation and Human Resources Committee

- Compensation structure and programs
- CEO succession planning
- DEI initiatives
- Recruitment and retention of talent
- Workplace culture
- Workplace health, safety and well-being

Nominating and Governance Committee

- Governance structures and processes
- Board organization, independence and structure
- Board succession and effectiveness
- Oversee the Company's ESG initiatives

Management

Identification, assessment and management of risks through enterprise risk management program

Enterprise Risk Management

The Board uses the ERM program as a key tool for understanding the inherent risks facing Avantor and assessing whether management’s processes, procedures and practices for mitigating those risks are effective. The ERM assessment is led by our executive leadership team and based on an enterprise-wide “top down” and “bottom up” view of commercial, strategic, legal, compliance, human capital, cyber, and reputational risks and strategies for mitigating those risks. In 2023, the ERM program included consideration of risks in nine distinct risk categories and 17 key risks overall. Each risk was the subject of an intensive risk workshop and those deemed to be the highest risk are receiving additional ongoing oversight by the executive team.

Both the Audit and Finance Committee and the Board review the results of the annual ERM assessment. During the reviews, Avantor’s Chief Accounting Officer and General Counsel present the results of the ERM assessment in a manner designed to provide full visibility into the risks facing Avantor and how management is mitigating those risks, thereby enabling the Board to effectively exercise its oversight function. To facilitate continued monitoring and oversight by the Board, key risk areas identified during the ERM process and management’s associated mitigation activities become part of Board and/or committee meeting agendas for the following year.

2024 Proxy Statement 17

The Board’s Oversight of ESG Matters

Considering the wide range of ESG concerns relevant to a company of our size and scale, responsibility for overseeing these matters is distributed across the Board and its committees:

Responsible party	Oversight areas for ESG matters

Full Board	ESG strategy and risks (through oversight of strategic risks)
Audit and Finance Committee	• Ethics and compliance • Product quality and safety • Data privacy and security
Compensation and Human Resources Committee	• Recruitment, development and retention of management and other employees • Workplace DEI initiatives and progress • Employee relations • Workplace culture • Workplace health, safety and well-being
Nominating and Governance Committee

• Governance structures and processes

• Board organization, independence and structure

• Board succession and effectiveness

• ESG initiatives, policies, strategy and reporting and disclosure practices

• Environmental, social and political issues and risks

At the management level, our ESG matters are lead and coordinated by our Senior Director, Global Sustainability and Senior Vice President, Global Communications and Branding who regularly engage with the Board’s Nominating and Governance Committee. The Senior Director, Global Sustainability is responsible for, including but not limited to:

✓	regularly assessing priorities to identify the most significant topics for our stakeholders;
✓	working closely with senior leaders to integrate ESG-related priorities into our business operations; and
✓	establishing and managing ESG-related goals, as well as overseeing the collection, measurement and reporting of ESG data.

Executive Sessions

To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet in executive session at most Board meetings. The chairman will preside at the executive sessions.

Board Meetings and Attendance

Under Avantor’s Corporate Governance Guidelines, all directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and any meeting of stockholders. Directors are encouraged to attend Board meetings and meetings of committees of which they are members in person but may also attend such meetings by telephone or video conference. The Board met five times in 2023, including regularly scheduled and special meetings. Each director attended 75% or more of the aggregate of all meetings of the Board and the committees on which they served during 2023.

Board and Committee Evaluations

The Board of Directors annually assesses the effectiveness of the full Board, the operations of its committees and the contributions of director nominees. The Nominating and Governance Committee oversees the evaluation of the Board as a whole and its committees, as well as individual evaluations of those directors who are being considered for possible re-nomination to the Board.

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Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that they do not have a material relationship with us or any of our subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with us or any of our subsidiaries).

Our Corporate Governance Guidelines define an “independent” director in accordance with Section 303A.02 of the NYSE’s Listed Company Manual. In addition, Audit and Finance and Compensation and Human Resources Committee members are subject to the further independence requirements under SEC rules and NYSE listing standards. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.

In the event a director has a relationship with our company that is relevant to their independence and is not addressed by the objective tests set forth in the NYSE independence definition including any relationship described under “Certain Relationships and Related Person Transactions” below, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material.

The Board has affirmatively determined that each of Juan Andres, John Carethers, Lan Kang, Joseph Massaro, Mala Murthy, Jonathan Peacock, Michael Severino, Christi Shaw and Gregory Summe is independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and the applicable NYSE listing standards, including with respect to committee memberships.

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. Our Corporate Governance Guidelines and committee charters are reviewed not less than annually by the various Committees and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the Board.

Our Corporate Governance Guidelines, our Audit and Finance, Compensation and Human Resources and Nominating and Governance Committee charters and other corporate governance information are available on the investor relations portion of our website at www.avantorsciences.com under “Investors: Governance.” Any stockholder also may request them in print, without charge, by contacting the Corporate Secretary: Avantor Inc., Corporate Secretary’s Office, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

2024 Proxy Statement 19

Committees of the Board

There are three standing committees of the Board. The information below sets forth the Board committees, the members of each of the committees as of March 15, 2024 and the number of times the respective committees met in 2023:

Audit and Finance Committee

Our Audit and Finance Committee currently consists of Joseph Massaro, Juan Andres, and Mala Murthy with Joseph Massaro serving as chair and Lan Kang serving as a member until February 2023. Our Audit and Finance Committee is responsible for, among other things:

•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•	assisting the Board of Directors in evaluating the qualifications, performance and independence of our independent auditors;

•	assisting the Board of Directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;

•	reviewing the adequacy and effectiveness of our internal control over financial reporting processes;

•	reviewing with management and our independent auditors our annual and quarterly financial statements;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	overseeing the Company’s internal audit function;

•	preparing the audit committee report that the Securities and Exchange Commission (the “SEC”) requires in our annual proxy statement; and

•	reviewing related-party transactions.

All members of the Audit and Finance Committee have been determined to be “independent,” consistent with our Audit and Finance committee charter, Corporate Governance Guidelines, SEC rules and the NYSE listing standards applicable to boards of directors in general and Audit and Finance Committees in particular. The Board has also determined that each of the members of the Audit and Finance Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, the Board has determined that Mr. Massaro and Ms. Murthy qualify as “audit committee financial experts,” as defined by applicable SEC regulations. No committee member currently sits on more than two other public company audit committees.

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Compensation and Human Resources Committee

Our Compensation and Human Resources Committee consists of Michael Severino, Lan Kang, Christi Shaw and Gregory Summe, with Michael Severino serving as chair. The Compensation and Human Resources Committee is responsible for, among other things:

•

reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating our CEO’s performance in light of those goals and objectives, and, together with the other independent directors (as directed by the Board of Directors), determining and approving our CEO’s compensation level based on such evaluation;

•

reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers, including annual base salary, bonus, equity-based incentives and other benefits;

•	overseeing the Company’s savings, retirement, health and welfare plans;

•	reviewing the Company’s management development and succession planning process;

•	reviewing and recommending to our Board of Directors with respect to the compensation of our directors; and

•	reviewing and making recommendations with respect to our equity compensation plans.

The Compensation and Human Resources Committee has sole authority to retain or terminate any compensation consultant or other advisor used to evaluate senior executive compensation and may form and delegate authority to subcommittees when appropriate. The Compensation and Human Resources Committee also approves all engagements and services to be performed by any consultants or advisors to the Compensation and Human Resources Committee. To assist the Compensation and Human Resources Committee in discharging its responsibilities, the Committee has retained an independent compensation consultant—Frederic W. Cook & Company (“FW Cook”). The consultant reports directly to the Compensation and Human Resources Committee. For additional information about the independence of the Compensation and Human Resources Committee’s consultant, refer to “Compensation Discussion and Analysis—Compensation Philosophy & Objectives—How We Make Compensation Decisions—Guidance from the Independent Compensation Consultant.” For more information on the responsibilities and activities of the Compensation and Human Resources Committee, including its processes for determining executive compensation, see the “Executive Compensation—Compensation Discussion and Analysis” section.

All members of the Compensation and Human Resources Committee have been determined to be “independent,” consistent with our Compensation and Human Resources Committee charter, Corporate Governance Guidelines, SEC rules and the NYSE listing standards applicable to boards of directors in general and compensation committees in particular. In addition, all members qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act.

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Nominating and Governance Committee

Our Nominating and Governance Committee consists of Gregory Summe, John Carethers, Jonathan Peacock and Christi Shaw, with Gregory Summe serving as chair. The Nominating and Governance committee is responsible for, among other matters:

•	assisting our Board of Directors in identifying prospective director nominees and recommending nominees to the Board of Directors;

•	overseeing the evaluation of the Board of Directors and management;

•	identifying best practices and recommending corporate governance principles;

•	reviewing developments in corporate governance practices and developing a set of corporate governance guidelines;

•	recommending members for each committee of our Board of Directors; and

•	overseeing sustainability and corporate responsibility, including ESG.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors welcomes input and suggestions. Stockholders and other interested parties may communicate with the Board and our Chairman by sending a written communication to the attention of the Company’s Corporate Secretary by mail at Avantor, Inc., Corporate Secretary’s Office, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

DIRECTOR NOMINATION PROCESS

Assess Composition and Determine Priorities

The Nominating and Governance Committee considers the skills and experience outlined in our Director Skills Matrix to determine its priorities in seeking out new director candidates for the continuation of healthy Board refreshment.

Solicit and Source a Diverse Pool of Candidates

Working with the Chairman of the Board, the Nominating and Governance Committee seeks out a diverse pool of candidates using multiple sources, engaging third-party search firms and receiving input from directors and stakeholders. Our Corporate Governance Guidelines provide that, as part of our search process for each new director, the Nominating and Governance Committee actively considers individuals who possess a diversity of ideas, including by ensuring that women and racially and ethnically diverse are presented for consideration.

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Candidate Evaluation and Selection

The Nominating and Governance Committee evaluates candidates based on its set priorities, and the candidates’ qualifications, including each candidate’s strength of character, judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the Board. Through this process, the Nominating and Governance Committee seeks to identify qualified director candidates with experience, including, but not limited to, the areas of finance, audit, international business transactions, and board level strategy and makes recommendations to the Board. In addition, Stockholders may nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s fourth amended and restated bylaws (“bylaws”).

Proxy Access

The Company’s bylaws include a proxy access provision that allows an eligible stockholder or group of up to 20 eligible stockholders, owning at least 3% of the Company’s outstanding stock continuously for at least three years, to include in the Company’s proxy materials for an annual meeting of stockholders a number of director nominees up to the greater of two directors or 20% of the Board of Directors, provided the stockholders and nominees satisfy the requirements specified in the bylaws.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Board of Directors has adopted a written Related Person Transaction Policy to assist it in reviewing, approving and ratifying transactions with related persons and to assist us in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements our other policies that may apply to transactions with related persons, such as the Corporate Governance Guidelines of the Board and the Code of Ethics and Conduct.

Our Audit and Finance Committee is responsible for the review, approval and ratification of “related person transactions” between us and any related person pursuant to a written Related Party Transaction Policy adopted by our Board of Directors. “Related party transactions” include any transaction by the Company with a company or other entity that employs a “related party,” or in which a “related party” has a material ownership or financial interest. Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related-person transaction, the Audit and Finance Committee will consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount involved and type of transaction;

•	the importance of the transaction to the related person and to our Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

•	any other matters the Audit and Finance Committee deems appropriate.

Each director and officer also complete and sign a questionnaire at the end of each fiscal year to confirm that there are no material relationships or related person transactions between such individuals and the Company other than those previously disclosed to Avantor. This ensures that all material relationships and related person transactions are identified, reviewed and disclosed in accordance with applicable policies, procedures and regulations.

Any member of the Audit and Finance Committee who is a related person with respect to a transaction under review will not be able to participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

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Arrangements with our directors and officers

We have certain agreements with our directors and officers which are described in the sections entitled “Director Compensation” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2023” elsewhere in this proxy statement.

We entered into indemnification agreements with our officers and directors. These agreements and our bylaws will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The indemnification provided under the indemnification agreements will not be exclusive of any other indemnity rights. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and may be unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors for which indemnification is sought.

In the normal course of business, we purchase services, supplies, and equipment from many suppliers and sell goods and services to many customers. In some instances, these transactions occur with companies with which members of our Board have relationships as executive officers. For transactions entered into during 2023, no related person had or will have a direct or indirect material interest.

While not required under the Related Person Transaction Policy, the Board reviewed overall spending with Kite Pharma, a Gilead company, where Ms. Shaw served as the Chief Executive Officer, Tessera Therapeutics, where Dr. Severino serves a Chief Executive Officer, Moderna Therapeutics, Inc., where Mr. Andres served as the President Strategic Partnerships and Enterprise Expansion, UCB, where Mr. Peacock serves as a director, and the University of California San Diego, where Dr. Carethers serves as the Vice Chancellor for Health Sciences.

COMMITMENT TO SUSTAINABILITY

We are led by our mission to set science in motion to create a better world, and our Science for Goodness sustainability platform serves as a lever to help bring this purpose to life. This platform aims to foster an inclusive work environment, promote innovation for a sustainable future, support and strengthen our communities, and add value to Avantor. We are embedding sustainability throughout our business ensuring our everyday actions generate positive impact.

Science for Goodness: Our Approach to Sustainability.

Our sustainability commitment is led by our Executive Leadership Team and Board of Directors, and is driven by our global associate population. Our impact and purpose are centered on four key commitment pillars – People & Culture, Innovation & Environment, Community Engagement and Governance & Integrity that are aligned with the following UN Sustainable Development Goals: Good Health & Wellbeing, Quality Education, Industry, Innovation and Infrastructure, Reduced Inequalities, and Responsible Consumption and Production.

People and Culture	Enable a diverse, high-performing and inclusive culture	Innovation and Environment	Create a sustainable future with smart solutions	Community Engagement	Create positive, lasting impact on the environment and communities where we live and serve	Governance and Integrity	Drive ethical and compliant behaviors across our value chain

People and culture: We empower people to create a better world. Our core values of innovation, customer centricity, accountability, respect and excellence (ICARE) are embedded within our continuous improvement processes to advance best practices in all we do. At Avantor, goodness comes from how we innovate, collaborate, connect and inspire each other to help build a sustainable future for all.

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Innovation and environment: Grounded in collaboration and driven by our customer relationships, our approach to innovation – from scientific discovery to commercial scale – aims to create value for our associates, investors, customers, suppliers and communities at large. We are embedding sustainable practices throughout our operations by addressing our greenhouse gas emissions, energy consumption, water usage, and waste, as well as through providing environmentally preferable products for our customers.

While relentlessly focusing on advancing life-changing science, Avantor recognizes its shared responsibility and is committed to addressing climate change and other key environmental sustainability issues. In 2023, we achieved our initial climate goal to reduce our scope 1 (direct) and scope 2 (indirect) greenhouse gas (GHG) emissions by 15% by 2025.(1) The cross-functional Environmental Task Force, created in 2022, leads this effort whereby Avantor prioritizes investments that will optimize our operational processes and lower our operating emissions. Also in 2023, Avantor committed to new science-based climate targets: 50% absolute Scope 1 & 2 reduction and 25% absolute Scope 3 reduction by 2030 from a 2020 baseline.

Community engagement: Avantor seeks to strengthen the communities in which we live and work through grants from the Avantor Foundation, a private charitable foundation funded by Avantor. In addition, we encourage our associates to give back to the communities we serve through collection drives, volunteerism and other means. Our giving and employee volunteer efforts are focused on three key areas: Science, Technology, Engineering and Math (STEM) learning, providing healthcare to underserved communities and environmental stewardship. In 2023, we once again increased community engagement programming for Avantor associates, expanding in person volunteering opportunities and launching an inaugural Month of Giving campaign. As a result, Avantor associates across nine countries participated in volunteer opportunities ranging from the creation of STEM and hygiene kits to providing lunch and companionship to those going under cancer treatment.

Governance and integrity: We are committed to practicing responsible corporate governance, adhering to best practices, proactively identifying opportunities for process improvement, and elevating valued partnerships, both internally and externally. This commitment encompasses conducting business in full compliance with applicable laws and regulations, maintaining a high degree of internal conduct and communication standards through our Code of Ethics and Conduct and other internal policies, and partnering with over 1,200 diverse suppliers committed to high quality standards. In 2023, we expanded the Responsible Supplier Program beyond its initial pilot, enrolling more than 340 suppliers into the program, which will be the vehicle to ensure Avantor suppliers are well-positioned to help us meet the sustainability challenges of the future.

Management and Board Oversight

Avantor’s executive leadership team, comprised of Avantor’s CEO, CFO and executives from across the company, oversee Avantor’s efforts to integrate sustainability and corporate responsibility into our strategic planning, risk management and reporting. Day-to-day responsibility for Avantor’s ESG Program resides with a cross-functional representation of leaders headed by the Senior Director, Global Sustainability, who meet regularly to review progress and provide recommendations to the executive team.

At the Board level, the Board as a whole and through the Nominating and Governance Committee, oversees sustainability and corporate responsibility. The Nominating and Governance Committee and Board received regular updates throughout 2023 on the Company’s sustainability reporting and progress against goals under its four sustainability pillars. Once again, the full Board received a briefing from an outside consultant on the evolving climate and reporting landscape – including what investors expect. Our management team also briefs the Board regularly on the main priorities and feedback from key customers and other stakeholders. The Board appreciates the magnitude of climate change and has fully supported management as we enhance our energy and emission management practices.

Other Board committees also conduct detailed reviews on key ESG topics; for example, our Compensation and Human Resources Committee oversees the Company’s talent, culture, compensation structure and compensation programs. Throughout the year, we report on CEO and overall leadership succession, review of talent/compensation philosophies, provide updates on human capital KPIs and evaluate plan-linkage of ESG metrics to

(1)	Baseline data reported in metric tons of CO2 equivalents representing 61 sites globally reporting on emissions in 2019.

2024 Proxy Statement 25

our annual bonus plan. Our Audit and Finance Committee assists the Board in monitoring cybersecurity risk. We continue to maintain best-in-class governance provisions, including robust stockholder rights, and established a supplier code of conduct in 2022.

Reporting

We released our third Avantor Corporate Sustainability Report in May 2023 that outlines progress made on our four ESG Pillars and highlights how our associates are involved in helping to advance science for goodness. The 2023 Sustainability Report continued to include the Sustainability Accounting Standards Board’s (SASB) reporting disclosure for the Medical Equipment & Supplies, Biotechnology & Pharmaceuticals and Chemicals industries, and we added the Task Force for Climate Disclosure. We also continue to disclose climate strategies and metrics through CDP (formerly Carbon Disclosure Project). Further details with respect to our sustainability goals can be found on our website, www.avantorsciences.com, under “Investors: Sustainability.”

STOCKHOLDER ENGAGEMENT PROGRAM

Our Annual Engagement Process

We regularly interact with our stockholders through our stockholder engagement program that reaches current stockholders, market participants and potential investors in a variety of forums including quarterly earnings discussions, investor conferences and investor meetings. Topics include financial and operating performance, corporate strategy and ESG. Members of our investor relations team and senior management participate in each discussion, with certain engagements including a member of our Board.

We also engage specifically with the governance and sustainability teams of our stockholders through a structured set of engagements throughout the year. We use these engagements to solicit investor input on a variety of topics, with a particular focus on governance and other ESG-related topics like diversity and inclusion, human capital management and our climate strategy.

26 2024 Proxy Statement

Our 2023 Engagement Efforts

Our Board Chairman, Chair of our Nominating and Governance Committee and members of management engaged with stockholders throughout 2023 to provide updates on our strategy and ongoing business review process, Board composition and refreshment, senior leadership transitions, executive compensation, and ESG topics.

Stockholder Engagement Highlights

See page 44 of the Compensation Discussion & Analysis for further detail in our stockholder engagement efforts with respect to last year’s say-on-pay vote and executive compensation.

CODE OF ETHICS AND CONDUCT

We have a written Code of Ethics and Conduct that applies to all of the directors, officers and employees, including our President and Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior executive officers. Our Code of Ethics and Conduct sets forth policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of company assets, and our business practices. A current copy of the Code of Ethics and Conduct is posted on our website at www.avantorsciences.com under “Investors: Governance.”

Were we to amend or waive any provision of our Code of Ethics and Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website at www.avantorsciences.com rather than by filing a Form 8-K. In the case of a waiver for an executive officer or a director, the required disclosure will also be made available on our website.

2024 Proxy Statement 27

Director Compensation

Our director compensation program is designed to attract and retain qualified non-employee directors. With assistance from FW Cook, we developed a market-based program that aligns director compensation with the compensation of our peers (our peer companies are identified on page 46). Our Compensation and Human Resources Committee reviews non-employee director compensation regularly to confirm that it appropriately addresses time, effort, expertise, and accountability required of active board membership. Following the Compensation and Human Resources Committee’s most recent review of director compensation, and based on the recommendation of its compensation consultant, the Compensation and Human Resources Committee recommended to the Board, and the Board approved, increases to the annual cash, committee chair cash and committee member cash retainers and annual equity award grant value effective January 1, 2024.

Director Fees

Our director compensation program provides for an annual cash retainer plus an annual equity award of restricted stock units.

Compensation Element	Amount before January 1, 2024 ($)	Amount after January 1, 2024 ($)

Annual Cash Retainer	75,000	95,000

Annual Equity Award	200,000	210,000

Chairman Cash Retainer	150,000	170,000

Committee Chair Cash Retainer Audit and Finance Committee Compensation and Human Resources Committee Nominating and Governance committee	20,000 15,000 10,000	25,000 20,000 15,000

Committee Member (excluding Committee Chair) Cash Retainer Audit and Finance Committee Compensation and Human Resources Committee Nominating and Governance Committee	10,000 7,500 5,000	12,500 10,000 7,500

Director cash retainers are paid quarterly in arrears. Director equity awards are issued in restricted stock units, which vest in full on the first anniversary of the Vesting Start Date (as defined in the restricted stock unit agreement); provided, that if the director has continuously provided service to us upon the occurrence of a change in control prior to such dates, all then-unvested restricted stock units will vest. The annual equity-based retainer will be pro-rated for partial years of service.

Each eligible director is also entitled to receive reimbursement for reasonable travel, lodging and other expenses which they properly incur in connection with their functions and duties as a director.

Deferred Compensation

In 2022, the Company began offering our non-employee directors the option of deferring the receipt of his or her annual equity award compensation. Pursuant to this plan, deferrals of common stock are adjusted to reflect the hypothetical reinvestment in additional shares of common stock for any dividends or other distributions on common stock during the deferral period. A non-employee director may elect to have their deferred amounts paid after five years, ten years or at the termination of Board service.

28 2024 Proxy Statement

The following table provides summary information concerning the compensation of the non-employee members of our Board of Directors for the year ended December 31, 2023. The compensation paid to Mr. Stubblefield, our President and Chief Executive Officer, is presented in the Summary Compensation Table and the other compensation tables below. During 2023, Mr. Stubblefield did not receive additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Juan Andres	85,000	199,985	284,985

John Carethers	80,000	199,985	279,985

Lan Kang	82,882	199,985	282,867

Joseph Massaro	95,000	199,985	294,985

Mala Murthy	85,000	199,985	284,985

Jonathan Peacock	230,000	199,985	429,985

Michael Severino	90,000	199,985	289,985

Christi Shaw	87,500	199,985	287,485

Gregory Summe	92,500	199,985	292,485

(1)	Amounts reflect the director’s cash retainer earned for 2023.
(2)

Amounts reflect restricted stock units granted under the 2019 Equity Incentive Plan and reflect the grant date fair value of the awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“Topic 718”) disregarding the effects of estimated forfeitures. The assumptions made in the valuation of our equity awards are found in Note 17 to our audited financial statements included in our annual report on Form 10-K for fiscal 2023. As of December 31, 2023, each of the following non-employee directors held the following restricted stock units: Mr. Andres—9,808; Dr. Carethers—9,808; Ms. Kang—9,808; Mr. Massaro—9,808; Ms. Murthy—9,808; Mr. Peacock—9,808; Dr. Severino—9,808; Ms. Shaw—9,808; Mr. Summe—9,808.

STOCK OWNERSHIP GUIDELINES

We have also adopted equity ownership guidelines for our non-employee directors in order to better align our eligible directors’ financial interests with those of our stockholders. Each non-employee director must own shares of Common Stock in an amount equal to five times (5x) his or her base annual cash retainer (excluding additional annual cash retainers for service as the Chairman of the Board of Directors, lead independent director, committee chairpersons and committee members). Such directors are required to achieve the applicable level of ownership within five years of becoming subject to the requirements and, as of December 31, 2023, all of our non-employee directors were in compliance with the stock ownership guidelines or had not yet completed their fifth year of service.

2024 Proxy Statement 29

Stock Ownership Information

AVANTOR STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 4, 2024 by:

(1)	each individual or entity known by us to beneficially own more than 5% of our outstanding common stock,
(2)	each of our named executive officers,
(3)	each of our directors, and
(4)	all of our directors and our executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

30 2024 Proxy Statement

Unless otherwise set forth in the footnotes below, (1) each beneficial owner possesses, to our knowledge, sole voting and investment power with respect to the shares listed, subject to community property laws where applicable, and (2) the address of each beneficial owner is c/o Avantor, Inc., Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

Name of Beneficial Owner	Shares beneficially owned	Percent of total common stock(1)

Greater than 5% stockholders:

The Vanguard Group, Inc.(2)	65,344,584	9.7%

Dodge & Cox(3)	61,196,331	9.0%

T. Rowe Price Investment Management, Inc.(4)	52,660,192	7.8%

Blackrock, Inc.(5)	45,846,519	6.8%

Named executive officers and directors:

Michael Stubblefield(6)	6,091,799	*

R. Brent Jones	—	*

Randy Stone	151,148	*

Frederic Vanderhaegen	845,504	*

Gerard Brophy	35,268	*

James Bramwell	338,974	*

Juan Andres	30,097	*

John Carethers	10,473	*

Lan Kang	11,930	*

Joseph Massaro	8,653	*

Mala Murthy	8,824	*

Jonathan Peacock	311,549	*

Michael Severino	25,166	*

Christi Shaw	161,673	*

Gregory Summe	22,726	*

All Executive Officers and Directors as a Group (19 persons)	8,422,568	1.3%

*	Indicates beneficial ownership of less than 1% of the outstanding shares.

(1)

Applicable percentage ownership as of March 4, 2024 is based upon 678,889,839 shares of our common stock outstanding. Amounts include (i) shares subject to stock options that are currently exercisable or are exercisable within 60 days as follows: Mr. Stubblefield (4,639,984), Mr. Stone (126,119), Mr. Vanderhaegen (664,787), Dr. Brophy (17,505), Mr. Bramwell (310,939), Mr. Peacock (135,210), Ms. Shaw (135,210) and all current directors and executive officers as a group (6,146,775) and (ii) outstanding restricted stock units that will be settled within 60 days as follows: Mr. Stone (24,166).

(2)

Based on information as of December 31, 2023 set forth in a Schedule 13G/A dated February 12, 2024. The Vanguard Group, Inc. reported that it had sole power to vote 0 shares, sole power to dispose of 63,832,470 shares, shared power to vote 442,323 shares, and shared power to dispose of 1,512,114 shares. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Based on information as of December 31, 2023 set for in a Schedule 13G dated February 13, 2024, Dodge & Cox reported that it had sole power to vote 57,553,231 shares and sole power to dispose of 61,196,331 shares. No shared voting or dispositive powers were reported. The address for Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.

(4)

Based on information as of December 31, 2023 set forth in a Schedule 13G/A dated February 14, 2024. T. Rowe Price Investment Management, Inc. reported that it had sole power to vote 19,708,682 and sole power to dispose of 52,660,192 shares. No shared voting or dispositive powers were reported. The address for T. Rowe Price Investment Management, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(5)

Based on information as of December 31, 2023 set forth in a Schedule 13G/A dated February 12, 2024. BlackRock, Inc. reported that it had sole power to vote 41,446,804 shares, sole power to dispose of 45,846,519 shares. No shared voting or dispositive powers were reported. The address for BlackRock, Inc. is 55 East 52nd Street., New York, NY 10055.

(6)

Includes (i) 469,500 shares of common stock held by The Stubblefield GST Family Trust, of which Mr. Stubblefield’s wife is the sole trustee and has voting and investment power over the shares of common stock and (ii) 156,588 shares of common stock held by a grantor retained annuity trust of which Mr. Stubblefield is the sole trustee.

2024 Proxy Statement 31

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than ten percent of our common stock to file reports of securities ownership and changes in such ownership with the SEC. Based solely on our review of electronic filings with the SEC of such reports and written representations from our executive officers and directors, we believe that our directors, officers, and beneficial owners of more than ten percent of our common stock filed on a timely basis all reports required by Section 16(a) of the Exchange Act during 2023, except that one Form 4 for Kitty Sahin was inadvertently filed late by Avantor. A Form 4 for Ms. Sahin was filed outside of the two-business day window in November 2023, reporting the shares withheld to cover tax withholding obligations in connections with the vesting of restricted stock units.

32 2024 Proxy Statement

Item 2 Amendments to the Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware law, and to make certain other non-substantive changes

After careful consideration, our Board voted to approve, and to recommend to our stockholders that they approve, amendments to our third amended and restated certificate of incorporation (“Certificate of Incorporation”), (i) to provide for exculpation for certain officers of the Company (to the extent permitted by Delaware General Corporation Law (the “DGCL”)) from certain claims of breach of the fiduciary duty of care, similar to but more limited than the protections currently available to directors of the Company (the “Exculpation Amendment”); and (ii) to make certain non-substantive amendments to the Certificate of Incorporation, including to eliminate provisions that are outdated (the “Non-substantive Amendments” and, together with the Exculpation Amendment, the “Proposed Amendments”).

Exculpation Amendment

The Company is incorporated in the State of Delaware and is therefore subject to the DGCL. As a Delaware corporation, the DGCL permits (and has permitted) the Company to limit or eliminate directors’ personal liability for monetary damages resulting from a breach of the fiduciary duty of care, subject to limitations prescribed by the DGCL, including for intentional misconduct or knowing violations of law. These provisions are referred to as “exculpatory provisions” or “exculpatory protections.” Article VII of the Certificate of Incorporation currently includes such a provision that eliminates directors’ liability for monetary damages to the fullest extent permitted by the DGCL.

Effective August 1, 2022, the Delaware legislature amended Section 102(b)(7) of the DGCL to permit Delaware corporations to provide similar exculpatory protections for certain officers. The protections for certain officers set forth in the amended Section 102(b)(7) of the DGCL do not apply automatically to Delaware corporations but must be set forth in the corporation’s certificate of incorporation to be effective.

As adopted, amended Section 102(b)(7) of the DGCL protects officers from personal monetary liability under limited circumstances:

•	Exculpation is only available for breaches of the fiduciary duty of care.

•	Exculpation is not available for breaches of the fiduciary duty of loyalty (which requires officers to act for the benefit of the corporation and its stockholders and not for personal gain).

•

Exculpation is not available for acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law. The protections of Section 102(b)(7) are limited to monetary damages only, so that claims against officers for equitable relief are available.

•	Exculpation is not available for any transaction in which the officer obtained an improper benefit.

•	Exculpation is not available in connection with derivative claims by or on behalf of the corporation by a stockholder.

2024 Proxy Statement 33

The Board believes that eliminating personal monetary liability for officers under certain circumstances is reasonable and appropriate. Officers, like directors, are exposed to substantial risk of lawsuits that could seek to impose personal monetary liability, and Delaware corporations that fail to adopt officer exculpation provisions may be faced with additional costs in the form of increased director and officer liability insurance premiums, as well as diversion of management attention. Additionally, the Board anticipates that similar exculpation provisions are likely to be adopted by our peers and others with whom we compete for executive talent. As a result, officer exculpation provisions may become necessary for us to attract and retain experienced and qualified corporate officers. Accordingly, the Board has determined it is advisable and in the best interests of the Company and its stockholders to provide such exculpatory protections to certain officers of the Company to the extent permitted by the DGCL.

Non-substantive Amendments

The Board is taking the opportunity afforded by presenting the Exculpation Amendment for stockholders’ approval to also present non-substantive amendments to our Certificate of Incorporation for stockholders’ approval. Below is a summary of the proposed non-substantive amendments:

•

Article VI: Remove references to the Stockholders Agreement and the Investor Rights Agreement (each as defined in the Certificate of Incorporation) and provisions providing for the declassification of the Board, which are no longer applicable.

•	Article IX: Remove references to New Mountain Capital and its affiliates or successors or groups of which any of them was a party and related provisions, which are no longer applicable.

•	Additional non-substantive changes.

After careful consideration, the Board has determined it is advisable and in the best interests of the Company and its stockholders to amend the Certification of Incorporation to make certain non-substantive amendments, including to remove outdated, currently inapplicable language.

The general descriptions of the Proposed Amendments set forth above are qualified in their entirety by reference to the text of the Proposed Amendments, which are attached as Appendix B to these proxy materials. Additions to the Certificate of Incorporation are indicated by double underlining, and deletions are indicated by strike-outs.

If the Proposed Amendments are approved, the approved amendments will become effective upon the filing of appropriate amendment documentation with the Secretary of State of Delaware setting forth the approved amendments, which is expected to occur shortly after the Annual Meeting.

The Board of Directors recommends a vote “FOR” ITEM 2, the amendments to our Certificate of Incorporation to provide for officer exculpation in accordance with changes to Delaware law, and to make certain other non-substantive changes.

In addition, if the Proposed Amendments are approved, the Certificate of Incorporation, as amended by the Proposed Amendments, would reflect the removal of references in the Certificate of Incorporation (including Annex A thereto) to, and a description of the terms of, the 6.250% Series A Mandatory Convertible Preferred Stock (“MCPS”) because, in May 2022, the Company filed a Certificate of Elimination that eliminated the Certificate of Designation from the Certificate of Incorporation following the automatic conversion of all outstanding shares of MCPS, in accordance with their terms, into 62.9 million shares of our common stock.

34 2024 Proxy Statement

Item 3 Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors and the Audit and Finance Committee recommend that the stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024. The Audit and Finance Committee approved the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2024. Deloitte & Touche LLP is currently our independent registered public accounting firm.

Although the Company is not required to seek Stockholder approval of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit and Finance Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

We have been advised that a representative of Deloitte & Touche LLP will attend the Annual Meeting of Stockholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” ITEM 3, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

2024 Proxy Statement 35

REPORT OF THE AUDIT AND FINANCE COMMITTEE

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls. The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the accuracy of the Company’s consolidated financial statements and the effectiveness of the Company’s internal controls. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes.

The Audit and Finance Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2023. The Audit and Finance Committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles and the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board. The Audit and Finance Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence and has discussed with the independent registered public accounting firm its independence. In considering the independence of the Company’s independent registered public accounting firm, the Audit and Finance Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

In reliance on the review and discussions described above, the Audit and Finance Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Respectfully submitted by the Audit and Finance Committee of the Board of Directors.

Joseph Massaro, Chair

Juan Andres

Mala Murthy

36 2024 Proxy Statement

AUDIT AND NON-AUDIT FEES

Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2023. Fees and expenses for services rendered by Deloitte & Touche LLP in 2022 and 2023 were approved by our Audit and Finance Committee. We have determined that the provision of these services is compatible with maintaining the independence of our independent registered public accounting firm.

The following table presents Deloitte & Touche LLP’s fees and expenses for services rendered to us for the past two fiscal years (in thousands):

	Year Ended December 31,
	2023 $	2022 $

Audit Fees(1)	5,915	5,372

Audit-Related Fees(2)	24	—

Tax Fees(3)	—	4

All Other Fees(4)	135	—

Total	6,074	5,376

(1)

Audit fees include fees for professional services rendered for the audits of our annual financial statements, international statutory audits and the reviews of our interim financial statements, which were included in the year to which the audit or review related;

(2)	Consist of fees billed in connection with statutory attestation engagements performed in China and Belgium, respectively.
(3)	Consists of fees billed for services rendered in connection with tax compliance, tax advice and tax planning.
(4)	All other fees include professional services rendered in connection with due diligence for a contemplated transaction.

PRE-APPROVAL POLICY FOR AUDITOR SERVICES

The Audit and Finance Committee has the sole and direct responsibility and authority for the appointment, termination and compensation to be paid to the independent registered public accounting firm. The Audit and Finance Committee has the responsibility to approve, in advance of the provision thereof, all audit services and permissible non-audit services to be performed by the independent registered public accounting firm, as well as compensation to be paid with respect to such services.

Our Audit and Finance Committee Charter authorizes the Audit and Finance Committee to delegate authority to pre-approve audit and permissible non-audit services to a member of the Committee. Any decisions made by such member under delegated authority, must be presented to the full Audit and Finance Committee at its next scheduled meeting.

2024 Proxy Statement 37

Item 4 Advisory Approval of Named Executive Officer Compensation

As required pursuant to Section 14A of the Securities Exchange Act of 1934, the Board of Directors is asking you to approve, on an advisory basis, the executive compensation programs and policies and the resulting 2023 compensation of our named executive officers disclosed in the Compensation Discussion and Analysis, the compensation tables, notes and narrative in this proxy statement.

Our Board of Directors believes that the compensation of our executive officers is aligned with Avantor’s performance, stockholder value creation, and appropriately motivates and retains our executives. We believe our executive compensation program delivers pay that is strongly linked to performance over time.

We engage with stockholders throughout the year, including discussing our compensation programs and practices, and we also obtain feedback through the annual say-on-pay vote. Because the vote is advisory, the result will not be binding on the Compensation and Human Resources Committee and it will not affect, limit or augment any existing compensation or awards. The Compensation and Human Resources Committee will, however, take into account the outcome of the vote when considering future compensation arrangements.

The Board of Directors recommends the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board of Directors recommends a vote “FOR” ITEM 4, to approve, on an advisory basis, the compensation of the Company’s named executive officers, as stated in the above resolution.

38 2024 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis

This compensation discussion and analysis (our “CD&A”) provides an overview of our executive compensation philosophy and the material elements of compensation awarded to, earned by, or paid to our named executive officers with respect to the year ended December 31, 2023.

Our named executive officers consist of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who served in the capacities listed opposite their respective names on December 31, 2023 (collectively, our “named executive officers”). For 2023, the named executive officers are:

Michael Stubblefield Director, President and Chief Executive Officer	R. Brent Jones Executive Vice President and Chief Financial Officer	Randy Stone Executive Vice President, Proprietary Products(1)	Frederic Vanderhaegen Executive Vice President, Europe	James Bramwell Executive Vice President, Americas(1)

Our named executive officers also include Thomas Szlosek, our former Executive Vice President and Chief Financial Officer who resigned from Avantor effective August 4, 2023 and Gerard Brophy, who stepped down from his position as our Executive Vice President, Biopharma Production effective October 2, 2023.

(1)	Effective January 1, 2024, Mr. Stone’s title became Executive Vice President, Laboratory Solutions, and Mr. Bramwell’s title became Executive Vice President, Sales and Customer Excellence.

This CD&A is divided into three sections:

Executive Summary	✓	2023 Financial Highlights
	✓	Leadership Transitions
	✓	Our Executive Compensation Practices
	✓	Our Compensation Philosophy and Objectives
	✓	2023 Compensation Actions for Our Named Executive Officers
	✓	Program Structure and Outcomes
	✓	2023 Say-On-Pay Vote and Stockholder Engagement

Compensation Philosophy & Objectives — How We Make Compensation Decisions	✓	Role of the Compensation and Human Resources Committee and our Executive Officers
	✓	Guidance from Independent Compensation Consultant
	✓	Risk Assessment of Compensation Programs
	✓	Benchmarking

Elements of Compensation — What We Pay and Why	✓

Base Salary, Performance-Based Cash Incentive Compensation, Guaranteed, Sign-on and Discretionary Bonuses, Long-Term Incentive Programs, Other Components, Severance Arrangements, 2019 Employee Stock Purchase Plan

2024 Proxy Statement 39

EXECUTIVE SUMMARY

In 2023, we continued to work with customers in the life sciences and advanced technology industries from discovery to delivery, providing mission-critical products, services and technologies. Despite headwinds facing the industry, we continued to earn and expand customer relationships, advance our strategy and position the company for future growth. We expanded our proprietary products and technologies, enhanced global manufacturing capacity, and enriched our ecommerce platform, Avantor ScienceCentral, and digital offerings for laboratory procurement, which drove increased ecommerce traffic. The financial measures reflected below are measures that management believes align with the transformation of our operating model and the evaluation of our performance.

2023 Financial Highlights

*	See Appendix A for information about these non-GAAP financial measurements, including reconciliations to the most directly comparable GAAP-based financial measurements.

Leadership Transitions

In 2023, we announced efforts supporting the transformation of our business to strengthen performance, accelerate innovation for customers, and unlock operating efficiencies. Leadership transitions were an outcome of these efforts, which included operating model changes such as moving from a regional model to a global structure with two business segments.

On April 16, 2023, Randy Stone joined Avantor as the Executive Vice President, Proprietary Products. In connection with the appointment, Mr. Stone’s annual base salary was $600,000 and he was eligible to participate in the Company’s incentive-based annual cash program beginning in 2023, pro-rated based on his hire date, with an annual target bonus opportunity of 80% of his annual base salary. Mr. Stone also received a new hire grant of a long-term equity award in the target amount of $4,000,000; allocated as 50% stock options, 25% restricted stock units and 25% performance stock units. The stock options and restricted stock units will vest over two years and the performance stock units will vest based on the Company’s 2023 through 2025 cumulative performance. In future years, Mr. Stone will be eligible to participate in the Company’s long-term incentive program, with a target annual grant aligned to the market and other members of the Company’s executive leadership team.

On May 9, 2023, Thomas A. Szlosek notified the Company of his decision to resign as the Company’s Executive Vice President and Chief Financial Officer (“CFO”), effective as of August 4, 2023, to join a company outside the life sciences industry. Mr. Szlosek served as the Company’s CFO since 2018.

On July 13, 2023, Avantor announced the appointment of R. Brent Jones as Executive Vice President and Chief Financial Officer, effective as of August 7, 2023. In connection with the appointment, the Company entered into an offer letter (the “Offer Letter”) with Mr. Jones. Pursuant to the Offer Letter, Mr. Jones’s initial annual base salary was $575,000 and he was eligible to participate in the Company’s incentive-based annual cash program beginning in 2023, pro-rated based on his hire date, with an annual target bonus opportunity of 80% of his annual base salary. Mr. Jones received a one-time cash signing bonus of $200,000, subject to certain repayment obligations in the event of his departure prior to the one-year anniversary of his commencement date. The Offer Letter also provided for a new hire grant of a long-term equity award to Mr. Jones in the target amount of $5,125,000, half was granted in the form of performance stock units and half was granted in the form of stock options. The stock options will vest over four years and the performance stock units will vest based on the Company’s 2023 through 2025

40 2024 Proxy Statement

cumulative performance. In future years, Mr. Jones will be eligible to participate in the Company’s long-term incentive program, with a target annual grant aligned to the market and allocated in the same manner applicable to all members of the Company’s executive leadership team.

On September 26, 2023, Avantor announced that Gerard Brophy, the Company’s Executive Vice President, Biopharma Production and a named executive officer would be stepping down from that position on October 2, 2023, and retiring from the Company in 2024. Dr. Brophy will not be eligible for severance benefits. Following his retirement, Dr. Brophy will continue to serve as the chair of the Company’s Scientific Advisory Board and as an advisor to the Company.

In connection with its planned business segment realignment, on December 1, 2023, the Company informed Frederic Vanderhaegen, the Company’s Executive Vice President, Europe, that he would depart from the Company in 2024 supporting the Company’s transition to its new operating model.

Our Executive Compensation Practices

As part of its annual review of our executive compensation program, the Compensation and Human Resources Committee confirmed several long-standing Avantor compensation policies and practices and adopted certain new policies and practices to further align our executive compensation program with stockholder interests.

Our executive compensation practices include the following, each of which the Compensation and Human Resources Committee believes reinforces our executive compensation objectives:

✓	Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance

× No hedging or short sales of Company stock, or pledging of Company stock

× No option grants below 100% fair market value

× No excessive cash severance benefits upon a change of control

× No excessive perquisites or benefits to executives

× No repricing of underwater stock options under our long-term incentive plan

× No tax gross-ups of perquisites or 280G excise taxes (except as applicable to management employees generally in connection with relocation or expatriate assignments)

× No payment of unearned dividends prior to vesting

✓	Long-term objectives aligned with the creation of stockholder value
✓	Market comparison of executive compensation against a relevant peer group
✓	Robust stock ownership guidelines
✓	Use of an independent compensation consultant reporting directly to the Compensation and Human Resources Committee
✓	Compensation recovery “clawback” policy for our annual cash-based incentive and equity-based long-term incentive programs
✓	A parallel Dodd-Frank compliant compensation recovery “clawback” policy applicable to current and former executive officers
✓	Regular engagement with our stockholders and implementation of enhancements based on feedback received
✓	‘Double-trigger’ change-in-control vesting provision (adopted in 2024 for all 2024 equity awards)

2024 Proxy Statement 41

Our Compensation Philosophy and Objectives

Each year, our Compensation and Human Resources Committee thoroughly reviews our executive compensation program with guidance from its independent compensation consultant, FW Cook. Among the Compensation and Human Resources Committee’s objectives is to establish an executive compensation program that drives above-market results and is designed to attract, retain and motivate high-caliber, execution-oriented executives. We believe the following philosophies have facilitated our ability to compete for talent and have made a key contribution to our long-term success. Our primary executive compensation objectives are to:

Attract and retain talent

Provide a total compensation program that enables the Company to attract, motivate, retain and reward high-performing executives, who have the ability to contribute to our success, and encourage management to place its primary focus on strategic planning and financial and operational priorities to ensure the achievement of our global strategy.

Pay for performance

Support a “pay-for-performance” orientation to provide differentiated rewards for strong financial, operating and individual performance, including the use of cash and equity incentive compensation payments based in part upon our performance to encourage the achievement of short-term and long-term financial and operational objectives.

Market competitive pay	Align the interests of management with those of our other stockholders thereby providing an incentive for, and rewarding, the attainment of objectives that also benefit our stockholders.

2023 Compensation Actions for our Named Executive Officers

Summary of Actions

Consistent with our executive compensation philosophies and objectives, in establishing 2023 compensation for our named executive officers, the Compensation and Human Resources Committee considered each named executive officer’s prior performance, compensation levels paid to similarly situated officers at the Company, market data and input from the Compensation and Human Resources Committee’s independent compensation consultant, FW Cook. For 2023, the Compensation and Human Resources Committee made the following material decisions with respect to the compensation of our named executive officers:

•	compared our executive officers to our compensation peer group and publicly available global salary surveys for organizations of similar size and revenue;

•	expanded our compensation peer group to provide a more robust sample size while maintaining alignment between Avantor and median size demographics;

•	created an additional peer group of competitive industry peers used as reference for compensation plan designs and trends comparisons; not used in determining pay levels;

•

maintained an incentive compensation plan focused on a combination of performance measures that align closely with those that are used by management to set business goals and evaluate our financial results (See “Elements of compensation — What we pay and why — Performance-Based Cash Incentive Compensation”);

•

granted annual equity awards to each of the executive officers after considering our compensation philosophy and the assessment of the executive officer’s expected future contributions, maintaining the weighting of performance stock units at one-half with the remainder of the award being made in a mix of stock options and restricted stock units; and

•	adopted a parallel clawback policy to comply with the requirements of Section 954 of the Dodd-Frank Act and the related rules and regulations promulgated by the SEC and NYSE.

42 2024 Proxy Statement

Program Structure and Outcomes

The following table provides a summary of the compensation program and performance outcomes for our named executive officers in 2023:

Component	Proportion of Total Target Pay	Structure/Metrics/Features	2023 Performance Outcomes

Base Salary	• CEO: 9% • Other NEOs: 19%	• Base salary aligned with others in our peer group and broader market	• No merit increases in 2023(1)

Short-Term Incentives	• CEO: 15%	Structure:

• Financial metrics were not achieved

• Gender representation metric was not achieved.

• GHG emissions reduction metric was achieved above maximum, fulfilling our 2025 commitment two years ahead of plan

• 2023 ICP funded at 10% as the stretch goal was surpassed for GHG Emission Reduction

	• Other NEOs: 15%	• 100% performance-based cash incentive
Metrics & Weightings:
• 45% Revenue
• 35% Adjusted EBITDA
• 10% Net Working Capital as a percentage of sales
• 5% GHG Emissions Reduction
• 5% Gender Representation
Features:

• Rigorous pre-set goals

• Company achievement capped at 200% of target

Long-Term Incentives	• CEO: 76% • Other NEOs: 66%	Structure: • 50% performance stock units

• For the 2021 performance stock units granted for the period of 2021-2023:

• Cumulative Adjusted EPS metric was achieved above threshold (paid at 42%)

• TSR metric was achieved above threshold (paid at 94.92%)

• The weighted average payout was 68.46% of target

• 25% stock options
• 25% restricted stock units
Metrics & Weightings (for performance stock units):
• 50% Cumulative Adjusted EPS Growth
• 50% TSR relative to comparator group
Features:
• 3-year performance period and cliff-vesting for performance stock units

• Rigorous pre-set goals

• 4-year ratable vesting for stock options and restricted stock units

(1)	Mr. Bramwell received a market adjustment outside of the merit process in connection with his expanded role and assuming responsibility for the Americas Region on 1/1/2023.

2024 Proxy Statement 43

In order to provide a clearer view of our 2023 compensation program, the charts below demonstrate how our named executive officer compensation is designed to emphasize compensation that is variable, at-risk and long-term oriented (based on target total direct compensation).

(1)	Reflects average annualized base salary, target short-term incentive and target long-term incentive for NEOs employed on December 31, 2023.

2023 Say-On-Pay Vote and Stockholder Engagement

We received 87% stockholder support on our 2023 Say-on-Pay proposal, along with support from the major stockholder advisory firms. While pleased with these results, our Compensation and Human Resources Committee and members of management believe ongoing dialogue with stockholders regarding executive compensation is valuable.

In 2023, we continued to communicate with many of our largest stockholders to review our compensation philosophy. The feedback on our executive compensation program included the following key themes:

•  Interest in seeing Free Cash Flow vs. Net Working Capital in the annual incentive plan

•  Preference in using Adjusted Operating Income vs. Adjusted EBITDA in the annual incentive plan

•  Desire to see additional key industry competitors in the peer group

•  Best practice equity treatment: double trigger vesting of awards

Forward looking and effective for 2024:
✓	Implemented Free Cash Flow and Operating Income as metrics in the 2024 Performance-Based Cash Incentive Compensation Plan
✓	Reduce the individual payout cap from 300% to 200% for all executives to further alignment with the market
✓	Added a reference group of additional industry competitors to monitor program designs and trends comparisons; not used for determining pay levels
✓	Implemented ‘double trigger’ change-in-control vesting provisions for all 2024 equity awards

44 2024 Proxy Statement

COMPENSATION PHILOSOPHY & OBJECTIVES — HOW WE MAKE COMPENSATION DECISIONS

Our philosophy is to offer an executive compensation program that enables us to attract, motivate, reward and retain high-performing executives who are capable of creating and sustaining value for our stockholders over the long term. In addition, the executive compensation program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to our success. We believe that it is important to reinforce a results-oriented management culture focusing on our level of earnings, the achievement of both short-term and long-term goals and objectives, including the acceleration of our global growth strategy, and individual performance objectives. Pay received by executives is intended to be commensurate with organizational performance, individual performance, and labor market conditions. As part of its oversight responsibility, the Compensation and Human Resources Committee considers the impact of our risk profile and seeks to maintain a balanced compensation program that does not incentivize undue or inappropriate risks that are reasonably likely to have a material adverse effect on us.

Role of the Compensation and Human Resources Committee and our Executive Officers

Our Compensation and Human Resources Committee recommended the 2023 compensation of our Chief Executive Officer, which was ultimately approved by our independent members of our Board of Directors, and determined the compensation of each of our other named executive officers. In recommending the compensation of our Chief Executive Officer, the Compensation and Human Resources Committee takes into account its review of the Chief Executive Officer’s performance and any other factors it deems relevant. In setting the compensation of our other executive officers, the Compensation and Human Resources Committee takes into account the Chief Executive Officer’s review of each executive officer’s performance and his recommendations with respect to their compensation. The Compensation and Human Resources Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this proxy statement.

Guidance from Independent Compensation Consultant

FW Cook provides executive compensation consulting services to the Compensation and Human Resources Committee. In 2023, FW Cook provided services related to the review of the 2023 compensation program, including a review of peer group and other global salary survey compensation data; the setting of performance goals in our performance-based cash incentive plans; the setting of equity award levels under our long-term incentive plan; assistance with this CD&A; a risk assessment of our 2023 compensation programs; and a review of trends in executive compensation. FW Cook is retained by and reports to the Compensation and Human Resources Committee and, at the request of the Compensation and Human Resources Committee, participates in committee meetings. FW Cook did not provide any additional services, beyond what has already been stated above, to the Company in 2023. The Compensation and Human Resources Committee reviewed the independence of FW Cook under NYSE and SEC rules and concluded that the work of FW Cook has not raised any conflict of interest.

Risk Assessment of Compensation Programs

At the request of the Compensation and Human Resources Committee, FW Cook conducted an assessment of our 2023 compensation programs and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This risk assessment included reviewing the design and operation of our compensation programs, identifying and evaluating situations or compensation elements that could raise more significant risks, and evaluating other controls and processes designed to identify and manage risk. The Compensation and Human Resources Committee reviewed the risk assessment for 2023 and concurred with FW Cook’s conclusion.

Benchmarking

Market practices are one of our considerations when determining our executive compensation levels and program design. While we review external market practices for all compensation elements by individual to ensure that we provide programs designed to attract, motivate, retain and reward talented executives, we compare the overall named executive officer group at the market median for each compensation element.

Each year our Compensation and Human Resources Committee, with assistance from FW Cook, reviews and evaluates the market landscape and composition of our peer group for appropriateness. The Compensation and Human Resources Committee primarily identifies companies that have business models similar to ours with a

2024 Proxy Statement 45

market capitalization and revenues of generally between 0.33x and 3.0x ours, and that represent an appropriate cross section of the industries and geographies in which we are engaged or serve (i.e., they include companies in the biopharma, healthcare, and life sciences industries). After this evaluation in 2023, six additional companies were selected for inclusion in the Compensation Peer Group:

Agilent Technologies, Inc. Baxter International, Inc. Biogen Inc. Bio-Rad Laboratories, Inc. Boston Scientific Corporation Bruker Corporation Catalent, Inc.	Charles River Laboratories International, Inc. DENTSPLY Sirona Inc. Edwards Lifesciences Hologic, Inc. Illumina, Inc. IQVIA Holdings Inc.	Laboratory Corp. of America Mettler-Toledo International Inc Quest Diagnostics Inc. Revvity, Inc. Vertex Pharmaceuticals Inc. Waters Corporation Zimmer Biomet Holdings, Inc.

New compensation peers bolded

At the time of the Compensation and Human Resources Committee’s compensation review, relative to its peer group of companies Avantor was at the 64th percentile for revenue, 49th percentile for EBITDA and 25th percentile for market capitalization.

Furthermore, in direct response to investor feedback, the Compensation and Human Resources Committee created an additional comparator group (“Reference Group”) consisting of nine industry competitor companies to use as reference for program designs and trends comparisons. The Reference Group is not used to benchmark or set pay levels of executives.

AbbVie Inc.	Cencora, Inc.	McKesson Corporation
Amgen Inc.	Danaher Corporation	Stryker Corporation
Becton, Dickinson & Co.	Honeywell International Inc.	Thermo Fisher Scientific Inc.

ELEMENTS OF COMPENSATION — WHAT WE PAY AND WHY

As noted above, each year the Compensation and Human Resources Committee undertakes a comprehensive review of our executive compensation program. The principal components of our executive compensation program are base salary, an annual cash incentive and long-term equity incentives. We also provide market competitive employee benefits and a limited number of perquisites.

Base Salary

We believe it is important to provide a competitive fixed level of pay to attract and retain experienced and successful executives. In determining the amount of base salary that each NEO receives, we look to the executive’s current compensation, tenure, performance, any change in the executive’s position or responsibilities and the complexity and scope of the executive’s position as compared to those of other executives within the company and in similar positions at companies in our peer group. The Compensation and Human Resources Committee reviews base salaries periodically and may adjust them from time to time pursuant to such review. In February 2023, the Compensation and Human Resources Committee reviewed and set the base salaries as set forth in the table below.

Name	Base Salary (12/31/2022) ($)		Base Salary (12/31/2023) ($)	Year over Year Change (%)(1)

Michael Stubblefield	1,140,000		1,140,000	0.0

R. Brent Jones	—		575,000	—

Randy Stone	—		600,000	—

Frederic Vanderhaegen	618,212	(2)	618,212	0.0

James Bramwell	395,000		500,000	26.6	(3)

Gerard Brophy	575,000		575,000	0.0

(1)	No base salary increase provided to Thomas Szlosek in 2023
(2)	Converted from Swiss Francs to U.S. dollars using the average of the monthly average exchange rates for 2023 (1.11369).
(3)	In connection with his expanded role and assuming responsibility for the Americas Region, Mr. Bramwell received a market-based base salary adjustment effective 1/1/2023.

46 2024 Proxy Statement

Performance-Based Cash Incentive Compensation

Our annual cash incentive program (the “ICP”) is designed to motivate executive officers to focus on strategic business results and initiatives and reward them for their results and achievements. ICP provides for a bonus opportunity based on achievement of company-wide financial targets, corporate and strategic initiatives and, except for Mr. Stubblefield, individual performance.

For 2023, our Board of Directors and Compensation and Human Resources Committee established the following ICP framework which directly aligns with the Company’s priorities to drive growth, improve operational excellence, and achieve the incremental targets in our 2025 ESG goals.

Financial Performance

Metric	Weighting	Description
Revenue	45%	Revenue is the key metric used to assess performance of our business over the short term and is a common measure to compare our results across companies in the industry.

Constant Currency Adjusted EBITDA	35%	Constant Currency Adjusted EBITDA is the key metric used to measure growth and the profitability of our business.

Corporate and Strategic Initiatives

Metric	Weighting	Description
Net Working Capital	10%

Net Working Capital is a key metric of our liquidity and financial health. It measures our profitability and reflects operational efficiencies and how much we can invest in revenue-generating activities.

Greenhouse Gas Emissions	5%

Reduction in Greenhouse Gas Emissions (GHG) is a key metric indicating our efforts to address climate change by reducing current emissions and offset those generated from expansion and organizational growth.

Gender Representation	5%	As part of our ESG goals, this metric measures our commitment to a more diverse employee population by measuring female representation at the director level and above.

To fund each weighted metric of the ICP, the Company must achieve the threshold goal. If threshold is not met, that portion of the plan is not funded. Payouts start at 50% (61% for the CEO per his employment agreement) funding level for threshold performance and graduate on a straight-line basis to the applicable target for a 100% payout based on actual performance for the relevant metric. Each component then graduates on a straight-line basis to the applicable stretch target for a 200% payout. The maximum funding of the bonus pool is limited to 200%.

The following table illustrates the target bonus calculation formula for 2023, except that Mr. Stubblefield’s bonus calculation formula does not provide for a personal performance modifier and his maximum bonus percentage is fixed at 200% of target:

		Cash bonus target	x	Performance factors			=	Cash bonus

Base Salary	x	Target bonus opportunity (expressed as a percentage of base salary)		Company performance (expressed as a percentage of target bonus)	x	Personal performance modifier (expressed as a percentage of target bonus)	=	Annual cash bonus award

		80% to 165% target bonus based on role		0%-200%		0%-150%

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For participating executives other than Mr. Stubblefield, the personal performance modifier is based on the achievement of a combination of personal goals, such as driving company strategy and results, excellence and innovation, customer focus, accountability and judgement. These goals are not weighted for purposes of evaluating personal performance.

The allocation to any individual participant is capped at a maximum of 300% of individual bonus target and overall allocation of the ICP pool may not exceed the lower of company scorecard achievement or 200%. Personal performance modifiers that would result in a payout in excess of 200% of target would only occur in the case of exceptional performance. No personal performance modifiers were applied to executives in 2023.

Bonus opportunities under the ICP are reviewed annually by the Compensation and Human Resources Committee. Actual bonus payments under the ICP for a given year, if any, are determined based on predetermined performance measures approved by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee has discretion to modify all or any portion of any award as it deems necessary or appropriate.

The table below provides threshold, target and stretch financial targets under the 2023 ICP, as well as actual results. The Compensation and Human Resources Committee approved the Company funding percentage under the 2023 ICP at 10%.

(dollars in millions)	Weighting	Threshold	Target	Stretch	Actual	Achievement as a percent of target	Weighted payout percentage

Revenue	45%	$7,336.1	$7,722.2	$8,108.3	$6,967.2	0%	0%

Constant Currency Adjusted EBITDA(1)	35%	$1,492.8	$1,613.8	$1,734.8	$1,309.1	0%	0%

Net working capital (Cash Conversion Cycle)(2)	10%	64.6 Days	63.2 Days	60.3 Days	68.4 Days	0%	0%

Director + Global Female Representation(3)	5%	38%	39%	40%	37.05%	0%	0%

Greenhouse Gas Emissions(4)	5%	1%	2%	3%	5.1%	200%	10%

			Company funding percentage				10%

(1)

Adjusted EBITDA and reconciliation to the most directly comparable measure under GAAP, see “Appendix A—Non-GAAP Financial Measurements.” Adjusted EBITDA is used by our senior management to establish financial earnings targets in its annual operating plan.

(2)

Net working capital is defined as total accounts receivable plus inventory less accounts payable and is measured as the average of the most recent 5 quarter end net working capital divided by the trailing 12 months of sales. Constant currency measures are calculated using fixed foreign currency exchange rates. These rates are generally established at the beginning of the year in connection with the development of the operating plan for the year, to ensure that management is focused on long-term growth and not on short-term changes in foreign currency exchange rates.

(3)	The target goal for director and above global female representation is aligned with the Company’s multi-year goal of having representative parity at 45% by 2025.

(4)

The target greenhouse gas emissions goal represents the reduction in 2022 needed to achieve the Company’s 2025 reduction goal of 15%. Actual achievement of 5.1% for 2023 fulfilled our 2025 commitment a full two years ahead of plan.

48 2024 Proxy Statement

On the basis of the factors described above, annual bonus awards for each of the named executive officers on account of 2023 performance are set forth in the table below.

Name	Base Salary (12/31/2023) ($)		Target (%)		Target Annual Incentive ($)		Company Performance Factor (%)	2023 ICP Bonus ($)(1)

Michael Stubblefield	1,140,000		165		1,881,000		10	188,100

R. Brent Jones	575,000		80		460,000		10	18,526	(2)

Randy Stone	600,000		80		480,000		10	34,192	(2)

Frederic Vanderhaegen	618,212	(3)	80		494,569	(3)	10	52,761

James Bramwell	500,000		80	(4)	400,000		10	39,384

Gerard Brophy	575,000		80		460,000		10	46,000

(1)	No personal perfomance modifiers were applied to executives in 2023.
(2)	2023 ICP payouts for Messrs. Jones and Stone are prorated from date of hire.
(3)	Converted from Swiss Francs to U.S. dollars using the average of the monthly average exchange rates for 2023 (1.11369).
(4)	Mr. Bramwell’s target ICP was increased from 75% to 80%, effective April 1, 2023.

Additional details regarding the dollar value of threshold, target and stretch bonus payout opportunities for 2023 are provided under “Executive compensation tables — Grants of plan-based awards.”

Guaranteed, Sign-on and Discretionary Bonuses

From time to time, we may award guaranteed, sign-on and discretionary bonuses to attract or retain executive talent. Generally, sign-on bonuses are used to incentivize candidates to leave their current employers or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers.

Mr. Jones’s employment arrangement provides for a one-time cash signing bonus of $200,000, which was paid to him on August 18, 2023. Mr. Jones would be required to repay the full amount of the signing bonus on the last day of employment if he terminates his employment with Avantor voluntarily for any reason during the twelve months following his start date.

Long-Term Incentive Programs

Our Compensation and Human Resources Committee believes that equity awards are a key component of our executive compensation program because they help us attract, motivate and retain executive talent.

For 2023, the allocation of the annual equity award for our executive officers was 50% in performance stock units, 25% in stock options and 25% in restricted stock units. This mix provides an incentive to achieve favorable long-term results at a reasonable cost to the Company. Stock options and restricted stock units vest over a four-year period with 25% vesting on each anniversary of the date of grant, subject to the named executive officer’s continued employment through the applicable vesting date.

The performance stock units are based on a performance period covering three fiscal years. Performance stock units are subject to the attainment of performance goals approved by the Compensation and Human Resources

2024 Proxy Statement 49

Committee. Vesting (or payout of shares) is based on cumulative performance at the end of a three-year performance cycle. One-half of the performance stock units will be measured against Avantor’s TSR relative to its comparator group, which is comprised of the S&P 500 Health Care Index, inclusive of compensation peers. The other half of the performance stock units will be measured on three-year cumulative adjusted EPS growth.

An executive officer has the opportunity to earn a payout of between 0% and 200% of their target award. If threshold performance for a particular metric is not attained, the executive officer forfeits the right to receive any payout based on that metric. Threshold performance for each metric will result in a share payout equal to 50% of the target award. Target performance for each metric will result in a share payout equal to 100% of the target award. Attaining the maximum goal for each metric will result in a share payout equal to 200% of the target award.

The Compensation and Human Resources Committee believes that the TSR relative to Avantor’s comparator group and cumulative adjusted EPS goals for the performance stock units covering the three-year performance period (beginning on January 1, 2023 and ending December 31, 2025) are challenging and difficult to achieve, but attainable with significant skill and effort on the part of our executive leadership team. The cumulative adjusted EPS component of the performance stock unit awards is confidential and consistent with our long-range plan. The TSR component has a threshold payout at 50% if we are at the 25th percentile of the comparator group, a target payout of 100% if we are at the 50th percentile of the comparator group and a maximum payout of 200% at or above the 90th percentile of the comparator group.

In 2023, we awarded our named executive officers 536,305 target performance stock units, options to purchase 989,492 shares of our common stock and 230,599 restricted stock units. These awards represented approximately 39.41% of the total equity incentives granted to management and other employees in 2023. We believe that it was appropriate to award this percentage to our named executive officers because they are in the best position to drive our future results and implement our long-term business strategy.

Additional details regarding the equity awards described above, including grant dates and exercise prices, are provided under “Executive compensation tables — Outstanding equity awards at December 31, 2023.”

2021 Performance Stock Unit Payouts

In February 2021, Messrs. Stubblefield, Bramwell, Brophy and Vanderhaegen received performance shares for the three-year performance period spanning fiscal 2021 through fiscal 2023. In February 2024, the Compensation and Human Resource Committee approved the performance results and related payouts of these performance stock units based on achievement of three-year cumulative adjusted EPS and three-year relative total stockholder return (“TSR”) versus a defined group of peers.

Metric	Weighting	Threshold	Target	Maximum	Actual	Achievement as a percent of target
3-yr Cumulative Adjusted EPS(1)	50%	$3.78	$4.20	$4.62	$3.88	42%

3-yr Relative Total Stockholder Return(2)	50%	25th%ile	50th%ile	90th%ile	47.46th%ile	94.92%

			Company funding percentage			68.46%

(1)	Cumulative Adjusted is the result of dividing (x) the sum of the Adjusted Net Income for each fiscal year during the Performance Period and (y) the Share Count.

(2)

TSR percentile performance determined by company ranking and each peer group member according to its respective TSR for the performance period, from minimum to maximum, with the lowest TSR turn being assigned a rank of one. The Company’s percentile rank is calculated by dividing the Company’s rank by the total number of comparator group members (including the Company). TSR is the result of dividing (x) the entity’s ending price minus the beginning price, by (y) the beginning price.

50 2024 Proxy Statement

Based on our performance, and the respective weighting of each performance metric, the number of shares earned for the fiscal 2021 through fiscal 2023 performance period was calculated as follows:

Fiscal 2021-2023 performance shares earned:

Name	Target amount of performance shares granted	Shares earned based on performance outcome

Michael Stubblefield	144,718	99,075

Frederic Vanderhaegen	32,562	22,293

James Bramwell	10,854	7,432

Gerard Brophy	32,562	22,293

Other Components of 2023 Executive Compensation Program

Retirement and Other Related Benefits

U.S. Pension plan. We sponsor a defined benefit pension plan (the “U.S. Pension Plan”) with closed group of U.S. employees hired prior to January 1, 2019 (except employees covered by collective bargaining agreements) receiving a cash balance benefit. For 2023, the Company allocated an amount equal to 2% of each eligible employee’s compensation on a quarterly basis to the U.S. Pension Plan. All contributions to the U.S. Pension Plan are fully vested upon contribution. Messrs. Stubblefield, Szlosek, Bramwell and Brophy are eligible to participate in and receive benefits under the U.S. Pension Plan. Additional details regarding this pension plan are provided under “Executive Compensation Tables-Pension Benefits.”

Swiss Savings Plan. Our Swiss subsidiary, VWR International GmbH, sponsors the Swiss savings plan, which is a cash balance benefit plan the (“Swiss Savings Plan”). Each year, contributions to the plan are made by each of the individual participants in the plan and the employer, with the employer portion of the contribution being at least equal to the total contributions made by the participant, up to a maximum contribution of 13% of the participant’s base salary, based on a statutory age-based schedule. Amounts in the plan bear interest depending on the annual performance of the Swiss savings plan, including certain minimum amounts as set by Swiss law. Retirement benefits may be paid in the form of a lump-sum payment or a retirement pension when the employee reaches the normal retirement age under the plan of 65, based on a statutory conversion factor. Mr. Vanderhaegen was eligible to participate in the Swiss Savings Plan in 2023.

Savings plan. We sponsor the Avantor Retirement Savings 401(k) Plan and Trust (the “Savings Plan”), which is a tax-qualified retirement savings plan available to all U.S.-based employees, including our U.S.-based named executive officers. Employees can contribute, on a before-tax basis, up to 99% of their earnings to the Savings Plan, up to the limit prescribed by the Internal Revenue Service. We match 100% of the first 4% of contributions to the Savings Plan, subject to earnings limitations under applicable federal income tax rules. Company contributions to the Savings Plan are fully vested upon contribution. Messrs. Stubblefield, Jones, Stone, Bramwell, Szlosek and Brophy are eligible to participate in the Savings Plan. Mr. Jones elected not to participate in 2023. Our contributions to named executive officers’ respective Savings Plan accounts is reflected in the column “All Other Compensation” of the Summary Compensation Table.

Supplemental savings retirement plan. Mr. Stubblefield was eligible to participate in the Avantor Supplemental Savings and Retirement Plan (the “SSRP”). The SSRP is a nonqualified deferred compensation plan that became effective on November 14, 2013 and was closed to additional contributions in September 2014. Under the SSRP, eligible participants were entitled to defer up to 50% of their base salaries and up to 100% of their annual cash bonus awards. In addition, the SSRP allowed the Company to credit certain matching amounts to the notional account of each eligible participant for each year. These matching amounts were provided to restore matching amounts to which the participant would otherwise be entitled under the applicable Savings Plan, but which are limited due to earnings limitations under federal income tax rules. Additional details regarding this plan are provided under “Executive Compensation Tables-Supplemental Savings Retirement Plan.”

Perquisites and Other Personal Benefits

Our Compensation and Human Resources Committee periodically reviews the levels of perquisites and other personal benefits provided to our named executive officers. The perquisites and other benefits provided to our

2024 Proxy Statement 51

named executive officers in 2023 included a financial planning allowance and the cost of providing an annual physical, and for Mr. Vanderhaegen, a company car, internet and children allowances (pursuant to the terms of Mr. Vanderhaegen’ s employment agreement).

Our named executive officers are offered health coverage and disability insurance under the same programs as all other associates.

Severance Arrangements

Our employment arrangements with each of our named executive officers provide for payments and other benefits in connection with certain qualifying terminations of employment. Our Compensation and Human Resources Committee believes that these severance benefits: (1) help secure the continued employment and dedication of our named executive officers; (2) enhance our value to a potential acquirer because our named executive officers have noncompetition, non-solicitation and confidentiality provisions that apply after any termination of employment, including after a change in control; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management.

Additional information regarding the severance arrangements with each of our named executive officers, including a quantification of benefits that would have been received by each named executive officer who are currently employed by the Company had their employment terminated on December 29, 2023, the last business day of 2023, is provided below under “Termination and Change in Control Arrangements.”

Stock Ownership Guidelines

We maintain stock ownership guidelines that are intended to align the economic interests of our executive officers with those of our stockholders. For purposes of the guidelines, the value of an executive’s stock ownership includes all shares of the Company’s common stock owned by the executive outright; shares owned jointly with or separately by the individual’s spouse and/or children; shares held in trusts, brokerage accounts, deferred accounts, employee benefit or savings plans or any other personal account for which beneficial ownership would be attributed; unvested restricted stock and restricted stock units. Shares are not counted as owned for purposes of our share ownership guidelines if they are underlying any unvested performance shares or other performance-based awards or underlying any stock option award or SAR award, whether or not vested. These guidelines set the following target levels:

Title	Stock Ownership Multiple

Chief Executive Officer	6 times base salary

Chief Financial Officer and Segment Leaders	3 times base salary

Other Executive Officers	2 times base salary

Each of our executive officers must attain the minimum stock ownership level within five years from the later of the adoption of the guidelines or the commencement date of employment and, until the minimum stock ownership is met, an executive officer is generally prohibited from selling shares of Company stock if they would not meet the applicable stock ownership guideline after the sale, with the exception of sales to pay the exercise price of stock options, or to cover taxes at the time of vesting. As of December 31, 2023, each of Messrs Stubblefield, Vanderhaegen, Bramwell and Brophy have met their ownership requirements and Messrs, Jones and Stone are on track to meet the requirement within five years.

Clawback Policies

The Compensation and Human Resources Committee has adopted a clawback policy to comply with the requirements of Section 954 of the Dodd-Frank Act and the related rules and regulations promulgated by the SEC and NYSE (the “restatement recovery policy”). The restatement recovery policy provides for the mandatory recovery of incentive-based compensation received by current and former executive officers in the event of a material financial restatement. In addition to the restatement recovery policy, the Compensation and Human Resources Committee has approved robust incentive compensation recoupment policy (the “incremental clawback policy”) that applies to all cash and equity awards made to any Avantor associates, including our executive officers. This policy provides for forfeiture or

52 2024 Proxy Statement

recoupment of certain cash and equity incentive compensation in the event of a restatement of our financial statements or other detrimental conduct. Specifically, forfeiture or recoupment is authorized if:

•

A covered participant engages in misconduct that results in a restatement of our financial statements, due to a material error, during the covered participant’s employment or within three years thereafter; or

•

A covered participant engages in any other detrimental activity, including (i) unauthorized disclosure of any confidential or proprietary information; (ii) any activity that would be grounds to terminate the participant’s employment or service for cause; (iii) a breach by the participant of any restrictive covenant by which such participant is bound, including, without limitation, any covenant not to compete or not to solicit; or (iv) fraud or conduct contributing to any financial irregularities, as determined by the Compensation and Human Resources Committee in its sole discretion.

This incremental clawback policy gives the Compensation and Human Resources Committee discretion to determine the method of recovering compensation and the amount to be recovered.

Hedging, Short Sales and Pledging Policies

Our Insider Trading Policy, which applies to all directors, officers and employees, prohibits pledging any Avantor shares and includes our policies on hedging, short sales and pledging of our securities. The policy prohibits hedging or monetization transactions involving Company securities, such as prepaid variable forwards and collars. It also prohibits short sales of our securities. In addition, it prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan.

2019 Employee Stock Purchase Plan

We sponsor the Avantor, Inc. 2019 Employee Stock Purchase Plan (the “Avantor ESPP”). The Avantor ESPP is designed to encourage employees to become stockholders and to increase their ownership of our common stock. Effective November 8, 2023, we revised the ESPP. The prior restriction on issuing a maximum of 100,000 shares of common stock per offering period has been removed to fulfill our employee participation levels and align with standard practice. The overarching Avantor ESPP plan still maintains a limit of 2,000,000 shares, along with an annual contribution cap of $25,000 and an individual limit of 3,000 shares per offering period. Shares of our common stock issued under the Avantor ESPP will be issued at the lower of the share price on the first or last day of the offering period plus a discount to market of 15%. Each offering period is equal to six months The Avantor ESPP is also intended to comply with the requirements of Section 423 of the Code and to assure the participants of the tax advantages provided thereby.

Accounting and Tax Considerations

We consider the effect of tax, accounting, and other regulatory requirements in designing and implementing compensation programs so that our programs meet regulatory requirements and efficiently deliver compensation. While these factors may impact plan designs, ultimately, decisions reflect the pay strategy of the Company and the program intent.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows tax deductions to publicly held companies for individual compensation over $1 million paid to certain executive officers in a taxable year. In addition to expanding the number executive officers now subject to the rules, tax legislation enacted at the end of 2017 changed this limit by removing an exception for earnings considered “performance-based compensation” within the meaning of the Code.

Because we are a corporation that became publicly traded before December 31, 2019, these rules did not apply to the Company until 2023. Until this year, we were subject to an exemption that applies to compensation paid (or compensation in respect of equity awards such as stock options or restricted stock granted) during a specified transition period after having become publicly traded. Except for certain pre-2023 stock option grants to certain executives, federal income tax deductions will be denied for annual compensation over $1 million (per individual) paid to our chief executive officer, chief financial officer and the next three most highly compensated executive officers. Accordingly, most of the compensation to our named executive officers in excess of $1 million per person in a year will not be fully deductible prospectively.

As a result of the elimination of the performance-based compensation exemption, as described above, we would do not expect that the Compensation and Human Resources Committee will take the deductibility limitations of Section 162(m) into account in its compensation decisions.

2024 Proxy Statement 53

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

Our Compensation and Human Resources Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and by reference in Avantor’s Annual Report on Form 10-K for the year ended December 31, 2023.

Respectfully submitted by the Compensation and Human Resources Committee of the Board of Directors.

Michael Severino, Chair

Lan Kang

Christi Shaw

Gregory Summe

The foregoing Report of the Compensation and Human Resources Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the report by reference therein.

54 2024 Proxy Statement

Executive Compensation Tables

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of our named executive officers for the years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Michael Stubblefield	2023	1,140,000	—	8,529,219		2,437,053		188,100	7,895	36,500	12,338,767
Director, President and	2022	1,127,308	—	7,371,470		2,313,486		—	—	19,502	10,831,766
Chief Executive Officer	2021	1,085,000	—	6,633,149		2,000,000		3,523,212	5,342	14,210	13,260,913

R. Brent Jones	2023	221,154	200,000	2,817,998		2,561,102		18,526	—	22,015	5,840,795
Executive Vice President
and Chief Financial Officer

Randy Stone	2023	415,385	—	2,105,342		1,999,997		34,192	—	33,200	4,588,116
Executive Vice President
Proprietary Products

Frederic Vanderhaegen	2023	618,212	—	1,749,559		499,925		52,761	—	122,895	3,043,353
Executive Vice President	2022	577,652	—	1,593,803		500,229		—	—	88,467	2,760,151
Europe	2021	579,674	—	1,492,479		449,998		962,718	—	80,238	3,565,108

James Bramwell	2023	497,981	—	1,749,559		499,925		39,384	19,736	33,650	2,840,235
Executive Vice President,
Americas

Gerard Brophy	2023	575,000	—	1,749,559		499,925		46,000	7,912	29,231	2,907,627
Former Executive Vice President,	2022	563,462	—	1,593,803		500,229		—	3,120	16,006	2,676,620
Biopharma Production	2021	513,462	—	1,492,479		449,998		862,406	5,557	15,018	3,338,920

Thomas Szlosek	2023	369,231	—	1,924,529	(7)	549,903	(7)	—	6,029	33,200	2,882,892
Former Executive Vice	2022	600,000	—	1,753,183		550,255		—	3,784	16,586	2,923,808
President and Chief Financial Officer	2021	600,000	—	1,492,479		449,998		1,771,200	5,592	16,674	4,335,943

(1)

Amounts reflect the named executive officer’s base salary earned for 2023, 2022 and 2021, as applicable. For Mr. Vanderhaegen, who is based in Switzerland, the amount reflects his salary earned in 2023, and has been converted from Swiss Francs to U.S. dollars using the average of the monthly average exchange rates for 2023 (1.11369).

(2)

Amounts reflect the sign-on bonus payment under Mr. Jones’s EVP employment agreement. See “Narrative disclosure to summary compensation table and grants of plan-based awards — Employment arrangements” and “Elements of compensation — What we pay and why — Guaranteed, sign-on and discretionary bonuses.”

(3)

The amounts reflected in these columns represent the aggregate grant date fair value of awards granted to the named executive officer by us in the applicable year computed in accordance with Topic 718, disregarding the effect of estimated forfeitures. The assumptions made in the valuation of our equity awards are found in Note 17 to our audited financial statements included in our annual report on Form 10-K for fiscal 2023. For awards that are subject to performance conditions and are included in the table above as stock awards, we report the grant date fair value based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under Topic 718, disregarding the effect of estimated forfeitures. The grant date fair value of the PSUs, assuming the maximum level of achievement are: Mr. Stubblefield—$12,183,482, Mr. Jones—$5,635,996, Mr. Stone—$2,210,705, Mr. Vanderhaegan—$2,499,151, and Mr. Bramwell—$2,499,151. The amounts reflected in this column do not represent the actual amounts paid to or realized by the NEOs for these awards.

(4)

Amounts reflect performance-based cash incentive awards under the ICP or predecessor plans for each of 2023, 2022 and 2021, as applicable. For more information on the terms of the cash incentive plan, see “Elements of Compensation — What We Pay and Why — Performance-Based Cash Incentive Compensation.” The 2023 ICP award for Mr. Vanderhaegen has been converted from Swiss Francs to U.S. dollars based on the exchange rate as of the close of business on December 31 of the applicable year (1.18810) .

2024 Proxy Statement 55

(5)	For Messrs. Stubblefield, Bramwell and Brophy the amount reflects the year-over-year change in actuarial present value of the accumulated benefit under the U.S. Pension Plan during the year indicated.

(6)	All other compensation for 2023 includes:

	Company savings plan match (a)($)	Company contribution to pension (b)($)	Miscellaneous (c)($)	Total ($)

Michael Stubblefield	13,200	—	23,300	36,500

R. Brent Jones	—	—	22,015	22,015

Randy Stone	13,200	—	20,000	33,200

Frederic Vanderhaegen	—	80,919	41,976	122,895

James Bramwell	9,150	—	24,500	33,650

Gerard Brophy	9,231		20,000	29,231

Thomas Szlosek	13,200		20,000	33,200

(a)	Amounts represent our contributions to the Savings Plan on behalf of such executive.

(b)

Amounts represent our contribution to the Swiss Pension Plan on behalf of Mr. Vanderhaegen and have been converted from Swiss Francs to U.S. dollars using the average of the monthly average exchange rates for 2023 (1.11369).

(c)

For Messrs. Stubblefield, Jones and Bramwell, amounts represent the cost of providing financial planning services and the cost of providing an annual physical examination. For Messrs. Stone, Brophy and Szlosek, amounts represent the cost of providing financial planning services. For Mr. Vanderhaegen, amounts represent miscellaneous personal benefits, none of which individually exceeds $25,000 in value, including, the cost of providing an annual physical examination, access to a company car, internet and child allowances, all of which have been converted from Swiss Francs to U.S. dollars using the average of the monthly average exchange rates for 2023 (1.11369).

(7)	Mr. Szlosek forfeited his stock and option award grants when he departed the company.

56 2024 Proxy Statement

Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards issued to our named executive officers in 2023.

Name	Award Type	Grant Date	Estimated possible payments under Non-equity incentive plan awards(1)			Estimated possible payments under equity incentive plan awards(2)			All other Stock awards: number of shares of Stock or units (#)(3)	All other option awards: number of securities under- lying options (#)	Exercise or base price of option awards ($)	Grant date fair value of stock and option awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael Stubblefield	ICP		1,140,000	1,881,000	3,762,000	—	—	—	—	—	—	—
	PSUs	02/24/2023	—	—	—	99,005	198,009	396,018	—	—	—	6,091,741
	NQ	02/24/2023	—	—	—	—	—	—	—	239,915	24.62	2,437,053
	RSUs	02/24/2023	—	—	—	—	—	—	99,004	—	—	2,437,478

R. Brent Jones	ICP	—	—	191,667	575,001	—	—	—	—	—	—	—
	PSUs	08/07/2023	—	—	—	61,717	123,434	246,868	—	—	—	2,817,998
	NQ	08/07/2023	—	—	—	—	—	—	—	295,559	20.76	2,561,102
	RSUs		—	—	—	—	—	—	—	—	—	—

Randy Stone	ICP	—	—	360,000	1,080,000	—	—	—	—	—	—	—
	PSUs	04/16/2023	—	—	—	24,166	48,332	96,664	—	—	—	1,105,353
	NQ	04/16/2023	—	—	—	—	—	—	—	252,238	20.69	1,999,997
	RSUs	04/16/2023	—	—	—	—	—	—	48,332	—	—	999,989

Frederic Vanderhaegen(5)	ICP	—	—	494,570	1,483,710	—	—	—	—	—	—	—
	PSUs	02/24/2023	—	—	—	20,309	40,617	81,234	—	—	—	1,249,576
	NQ	02/24/2023	—	—	—	—	—	—	—	49,215	24.62	499,925
	RSUs	02/24/2023	—	—	—	—	—	—	20,308	—	—	499,983

James Bramwell	ICP	—	—	400,000	1,200,000	—	—	—	—	—	—	—
	PSUs	02/24/2023	—	—	—	20,309	40,617	81,234	—	—	—	1,249,576
	NQ	02/24/2023	—	—	—	—	—	—	—	49,215	24.62	499,925
	RSUs	02/24/2023	—	—	—	—	—	—	20,308	—	—	499,983

Gerard Brophy	ICP	—	—	460,000	1,380,000	—	—	—	—	—	—	—
	PSUs	02/24/2023	—	—	—	20,309	40,617	81,234	—	—	—	1,249,576
	NQ	02/24/2023	—	—	—	—	—	—	—	49,215	24.62	499,925
	RSUs	02/24/2023	—	—	—	—	—	—	20,308	—	—	499,983

Thomas Szlosek(6)	ICP	—	—	900,000	2,700,000	—	—	—	—	—	—	—
	PSUs	02/24/2023	—	—	—	22,340	44,679	89,358	—	—	—	1,374,543
	NQ	02/24/2023	—	—	—	—	—	—	—	54,135	24.62	549,903
	RSUs	02/24/2023	—	—	—	—	—	—	22,339	—	—	549,986

(1)

These columns reflect the potential payments under the ICP for 2023 performance including maximum achievement of the corporate targets and personal performance objectives, to the extent applicable. Further details regarding the 2023 ICP, including the corporate target and personal performance modifier are provided above under “Performance-based cash incentive compensation.”

(2)

These share amounts represent the possible performance stock unit award payouts at various levels of attainment for the performance period beginning January 1, 2023 and ending December 31, 2025 issued pursuant to the 2019 Equity Incentive Plan.

(3)	Represents RSUs issued pursuant to the 2019 Equity Incentive Plan.

(4)

Amounts reflect the aggregate grant date fair value of non-qualified stock options, restricted stock units and performance stock units granted to our named executive officers in 2023 in accordance with Topic 718. For the assumptions used in determining the grant date fair value under Topic 718, please see footnote 3 to the Summary Compensation Table. These amounts do not correspond to the actual value that will be received by the named executive officer.

(5)

The target and maximum amounts for Mr. Vanderhaegen are calculated based on the conversion of his 2022 base salary to U.S. dollars using the exchange rates described in footnote (1) to the Summary Compensation Table.

(6)	Mr. Szlosek did not receive any payment under the 2023 ICP and forfeited his PSUs, options and RSUs when he departed the Company.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2023

Employment arrangements

We have entered into written agreements with each of our named executive officers governing the terms of their respective employment with us.

Mr. Stubblefield’s employment agreement

We entered into an amended and restated employment agreement with Mr. Stubblefield, effective as of April 10, 2019 (the “Stubblefield Agreement”), pursuant to which Mr. Stubblefield serves as our Chief Executive Officer. The

2024 Proxy Statement 57

Stubblefield Agreement continues until terminated by either party providing at least 90 days’ written notice (other than in the event of a termination of Mr. Stubblefield by the Company for “cause” (as defined in the Stubblefield Agreement)).

The Stubblefield Agreement provides for a base salary subject to review and adjustment no less frequently than annually by our Board, as well as the opportunity to earn an annual bonus in a threshold amount of 100% of base salary, a target amount equal to 165% of base salary and a maximum amount equal to 330% of base salary in accordance with the terms of his employment agreement and the financial metrics under the Company’s annual bonus plan. See “Elements of compensation — What we pay and why — Performance-based cash incentive compensation.”

In addition, the Stubblefield Agreement provides Mr. Stubblefield with standard benefits normally provided to other senior executives, including payment for or reimbursement of commercially reasonable out-of-pocket business expenses; four weeks of paid vacation; and certain payments and benefits in the event that Mr. Stubblefield’s employment is terminated under specified circumstances, subject to compliance with certain restrictive covenants, as described under “Termination and change in control arrangements.”

Employment agreements with Messrs. Bramwell, Brophy, Vanderhaegen, Szlosek, Stone and Jones

We entered into employment agreements with Mr. Bramwell and Mr. Brophy, both amended on April 2, 2019, with Mr. Vanderhaegen, amended on April 10, 2019, with Mr. Szlosek, effective as of December 3, 2018, with Mr. Stone, effective as of April 10, 2023, and with Mr. Jones, effective as of July 12, 2023, (each an “EVP Employment Agreement” and collectively, the “EVP Employment Agreements”) pursuant to which each serves or served, as applicable, in the positions and with a base salary as described above. Mr. Szlosek’s EVP Employment Agreement provides for the opportunity to earn an annual bonus with a target amount equal to 150% of base salary. Messrs. Jones, Brophy, Stone and Vanderhaegen’s EVP Employment Agreements provide for the opportunity to earn an annual bonus with a target amount equal to 80% of base salary. Mr. Bramwell’s EVP Employment Agreement provides for the opportunity to earn an annual bonus with a target amount equal to 75% of base salary and was increased to 80% on April 1, 2023. Each EVP Employment Agreement provides the applicable named executive officer with the opportunity to earn an annual bonus in accordance with the terms of the 2023 ICP. See “Elements of compensation — What we pay and why — Performance-based cash incentive compensation.”

Mr. Jones’s employment arrangement provides for a one-time cash signing bonus of $200,000, which we paid to him on August 18, 2023. Mr. Jones would be required to repay the full amount of the signing bonus to us on the last day of his employment if he terminates his employment with us voluntarily for any reason during the twelve months following his start date.

Pursuant to their respective EVP Employment Agreements, each applicable named executive officer is also provided with all standard benefits that we normally provide to other similarly-situated executives. Each named executive officer is provided with four weeks (or 25 days in the case of Mr. Vanderhaegen) of, paid vacation per year. Each EVP Employment Agreement also provides for certain payments and benefits in the event that the applicable named executive officer’s employment is terminated under specified circumstances. See the additional information provided under “Termination and change in control arrangements.”

58 2024 Proxy Statement

Outstanding Equity Awards at December 31, 2023

The following table provides information as of December 31, 2023, regarding the outstanding equity awards of our named executive officers under the 2019 Equity Incentive Plan, the Vail Holdco Corp Equity Incentive Plan (the “Vail Plan”) and Legacy Avantor Equity Plan. See “Long term incentive program” for more information.

		Option awards				Stock awards

Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)	Option exercise price ($)	Option Date Expiration	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(4)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)(3)

Michael Stubblefield	09/30/2016	750,000	—	13.11	09/30/2026	—	—	—	—
	12/13/2017	3,380,200	—	23.21	12/13/2027	—	—	—	—
	02/20/2020	342,153	114,051	17.67	02/20/2030	35,370	807,497	—	—
	02/25/2021	117,096	117,096	27.64	02/25/2031	36,180	825,989	289,436	6,607,824
	02/23/2022	50,535	151,608	33.09	02/23/2032	52,414	1,196,612	279,540	6,381,898
	02/24/2023	—	239,915	24.62	02/24/2033	99,004	2,260,261	396,018	9,041,091
R. Brent Jones	08/07/2023	—	295,559	20.76	08/07/2033	—	—	246,868	5,635,996
Randy Stone	04/16/2023	—	252,238	20.69	04/16/2033	48,332	1,103,420	96,664	2,206,839
Frederic Vanderhaegen	10/08/2018	380,830	—	23.21	10/08/2028	—	—	—	—
	01/02/2020	178,253	—	18.45	01/02/2030	—	—	—	—
	02/20/2020	68,431	22,810	17.67	02/20/2030	7,074	161,499	—	—
	02/25/2021	26,346	26,347	27.64	02/25/2031	8,141	185,859	65,124	1,486,781
	02/23/2022	10,927	32,781	33.09	02/23/2032	11,333	258,732	60,440	1,379,845
	02/24/2023	—	49,215	24.62	02/24/2033	20,308	463,632	81,234	1,854,572
James Bramwell	12/13/2017	270,415	—	23.21	12/13/2027	—	—	—	—
	02/20/2020	27,372	9,124	17.67	02/20/2030	2,829	64,586	—	—
	02/25/2021	8,782	8,782	27.64	02/25/2031	2,714	61,961	21,708	495,594
	02/23/2022	4,370	13,113	33.09	02/23/2032	4,533	103,488	24,176	551,938
	02/24/2023	—	49,215	24.62	02/24/2033	20,308	463,632	81,234	1,854,572
Gerard Brophy	07/30/2018	81,125	—	23.21	07/30/2028	—	—	—	—
	01/02/2020	59,417	—	18.45	01/02/2030	—	—	—	—
	02/20/2020	39,538	19,768	17.67	02/20/2030	6,131	139,971	—	—
	02/25/2021	26,346	26,347	27.64	02/25/2031	8,141	185,859	65,124	1,486,781
	02/23/2022	10,927	32,781	33.09	02/23/2032	11,333	258,732	60,440	1,379,845
	02/24/2023	—	49,215	24.62	02/24/2033	20,308	463,632	81,234	1,854,572
Thomas Szlosek	12/03/2018	1,352,080	—	23.21	12/03/2028	—	—	—	—

(1)

The stock options granted in February 2020 and thereafter vest at a rate of 25% per year on each anniversary of the date of grant and the stock options granted on January 2, 2020, vest at a rate of one-third per year on each anniversary of the date of grant, in each case, subject to the named executive officer’s continued employment through such date.

(2)

Restricted stock units vest at a rate of 25% per year on each anniversary of the date of grant with the exception of the restricted stock units granted on January 2, 2020, which vest at a rate of one-third per year on each anniversary of the date of grant, in each case, subject to the named executive officer’s continued employment through such date.

(3)	Market value is calculated based on the closing price of Avantor’s Common Stock on December 29, 2023 as reported on the NYSE ($22.83 per share).

(4)	Represents the number of PSUs at maximum level attainment. PSUs cliff-vest, if at all, subject to attainment of the applicable performance metrics at the end of the three-year performance period.

2024 Proxy Statement 59

Options Exercised and Stock Vested

The following table sets forth the value realized upon exercise of stock options and vesting of restricted stock units during fiscal year 2023 by each of the named executive officers.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting	Value realized on vesting ($)(2)

Michael Stubblefield	—	—	544,414	12,154,212

R. Brent Jones	—	—	—	—

Randy Stone	—	—	—	—

Frederic Vanderhaegen	—	—	116,972	2,612,714

James Bramwell	—	—	55,722	1,219,229

Gerard Brophy	—	—	110,067	2,447,081

Thomas Szlosek	304,933	1,000,866	139,362	3,110,451

(1)

Value realized on exercise is based on the fair market value of Avantor’s Common Stock on the date of exercise minus the exercise price and does not necessarily reflect cash actually received by the named executive officer.

(2)

Value realized on vesting is based on the fair market value of Avantor’s Common Stock on the date of vesting before tax withholding and does not necessarily reflect cash actually received by the named executive officer.

Pension Benefits

United States

The Company sponsors the U.S. Pension Plan, which is a funded and tax-qualified defined benefit retirement plan. The U.S. Pension Plan provides for two types of benefits based on (i) years of service for substantially all full-time U.S. employees of the legacy VWR business who completed one full year of service by May 31, 2005 and (ii) beginning in 2016, an annual company contribution that grows at a defined rate for substantially all full-time U.S. employees of the legacy VWR business (the “Cash Balance Contribution”). The Cash Balance Contribution component of the U.S. Pension Plan excludes employees that are covered by a collective bargaining agreement. The U.S. Pension Plan was frozen on May 31, 2005 but re-opened in 2016 solely for purposes of making Cash Balance Contributions. Participation in Cash Balance Contributions under the U.S. Pension Plan was closed to new entrants as of January 1, 2019.

In 2023, Cash Balance Contributions were made to each eligible U.S. employee in an amount equal to 2% such eligible employee’s compensation and allocated to the U.S. Pension Plan on a quarterly basis. This cash balance benefit replaces performance-based contributions made by the Company under the Savings Plan. All Cash Balance Contributions are fully-vested upon contribution. The defined rate of growth for Cash Balance Contributions will be equal to the average yield on the two-year treasury constant maturity rate for the second month preceding the first day of the plan year.

The amount reported in the table below represents the present value of the accumulated pension benefit at December 31, 2023 for each of Messrs. Stubblefield, Bramwell, Brophy and Szlosek under the U.S Pension Plan based upon the assumptions described in the footnotes below. No payments were made in 2023 from the plans to any of our named executive officers.

Name	Plan name	Number of years credited service	Present value of accumulated pension benefit ($)

Michael Stubblefield(1)	U.S. Pension Plan	6	25,107

James Bramwell(1)	U.S. Pension Plan	7	41,865

Gerard Brophy(1)	U.S. Pension Plan	5	25,067

Thomas Szlosek(1)	U.S. Pension Plan	4	22,021

(1)

The accumulated pension benefit for Messrs. Stubblefield, Bramwell, Brophy and Szlosek is based on eligible 2023 compensation. The present value has been calculated assuming Messrs. Stubblefield, Bramwell, Brophy and Szlosek will remain in service until their normal retirement age (social security normal retirement age). The discount rate assumption is 5.13%. All of our named executive officers are retirement eligible under the U.S. Pension Plan since benefits are payable immediately upon termination.

60 2024 Proxy Statement

Supplemental Savings Retirement Plan

Mr. Stubblefield was eligible to participate in the Supplemental Savings Retirement Plan (the “SSRP”). The SSRP was a nonqualified deferred compensation plan that became effective November 14, 2013 and was closed to additional contribution in September 2014. Under the SSRP, eligible participants were entitled to defer up to 50% of their base salaries and up to 100% of their annual bonus awards. Earnings and losses on each notional account are credited based on the performance of the benchmark funds available under the SSRP that the participant selects. Any deferred amounts and earnings and losses thereon will be credited to a notional account for the applicable participant and become a liability for us to such participant.

The table below provides information with respect to Mr. Stubblefield’s SSRP notional accounts.

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings (losses) in last FY ($)	Aggregate (withdrawals) distributions ($)	Aggregate balance at last FYE ($)

Michael Stubblefield	—	—	570	—	2,902

Termination and change in control arrangements

Stubblefield Agreement

Involuntary termination without cause (other than due to death or disability) or voluntary termination for good reason. In the event Mr. Stubblefield’s employment is terminated by us without “cause” or he resigns for “good reason” (as such terms are defined in the Stubblefield Agreement), in each case, subject to continued compliance with the restrictive covenants described below and the execution and non-revocation of a release of claims against us, we will provide him with:

•

an amount equal to two times his then-current base salary (or three times if such termination occurs within a two-year period following a “change in control” (as defined in the Company’s 2019 Equity Incentive Plan), paid in equal installments in accordance with our standard payroll policies, for a period of 24 months (or 36 months if such termination occurs within a two-year period following a “change in control”), beginning on the first payroll date following the 45th day after the termination date;

•

an amount equal to his then-current target bonus opportunity (or three times if such termination occurs within a two-year period following a “change in control”), paid in equal installments in accordance with our standard payroll policies, for a period of 12 months (or 36 months if such termination occurs within a two year period following a “change in control”), beginning on the first payroll date following the 45th day after the termination date;

•

continued medical insurance benefits that Mr. Stubblefield would otherwise be eligible to receive as an active employee for 24 months (or 36 months if such termination occurs within a two year period following a “change in control”) following the termination date, or, if earlier, until the date upon which Mr. Stubblefield becomes eligible to receive medical benefits from a subsequent employer.

Restrictive covenants. As a result of the restrictive covenants contained in the Stubblefield Agreement, Mr. Stubblefield agreed not to disclose our confidential information at any time, and for the period during which he is employed by us and for the one-year period thereafter, he has also agreed not to solicit our employees or customers, compete with us, or interfere with our business. In addition, Mr. Stubblefield has agreed not to disparage us at any time, and we have agreed to instruct our officers and directors not to publicly disparage Mr. Stubblefield.

Section 280G “Golden Parachute” Treatment. The Stubblefield Agreement provides that if any payments or benefits to which he becomes entitled would be considered “excess parachute payments” under Section 280G of the Code, then the amount of such payments will be reduced to avoid such characterization and the resulting excise taxes if such reduction in payments will put Mr. Stubblefield in a better net after tax position.

2024 Proxy Statement 61

EVP employment agreements with Messrs. Jones, Stone, Vanderhaegen, Bramwell and Brophy

Involuntary Termination without “Cause” Not Following a Change in Control. In the event that any of Messrs. Jones, Stone, Vanderhaegen, Bramwell and Brophy is terminated by us without “cause,” other than within a two-year period following a “change in control” (as such terms are defined in their EVP Employment Agreements), subject to continued compliance with the restrictive covenants described below and the execution and non-revocation of a release of claims against us, we will provide him with:

•	an amount equal to one times his then-current base salary, paid in equal installments in accordance with our standard payroll policies, for a period of 12 months;

•

an amount equal to one times his then-current target bonus opportunity, prorated for the year of such termination, paid in equal installments in accordance with our standard payroll policies, for a period of 12 months;

•

continued medical insurance benefits that the applicable named executive officer (other than Mr. Vanderhaegen) would otherwise be eligible to receive as an active employee for 12 months following the termination date, or, if earlier, until the date upon which the applicable named executive officer becomes eligible to receive medical benefits from a subsequent employer.

Involuntary termination without cause or voluntary termination for good reason following a change in control. In the event that any of Messrs. Jones, Stone, Vanderhaegen, Bramwell or Brophy are terminated by us without “cause” or resigns for “good reason,” in each case within a two-year period following a “change in control” (as such terms are defined in their EVP Employment Agreements) and subject to continued compliance with the restrictive covenants described below and the execution and non-revocation of a release of claims against us, we will provide him with:

•	an amount equal to one and a half times his then-current base salary, paid in equal installments in accordance with our standard payroll policies, for a period of 12 months;

•	an amount equal to one and a half times his then-current target bonus opportunity, paid in equal installments in accordance with our standard payroll policies, for a period of 12 months;

•

continued medical insurance benefits that the applicable named executive officer (other than Mr. Vanderhaegen) would otherwise be eligible to receive as an active employee for 18 months (following the termination date, or, if earlier, until the date upon which the applicable named executive officer becomes eligible to receive medical benefits from a subsequent employer.

Restrictive covenants. As a result of the restrictive covenants contained in their EVP Employment Agreements, each of Messrs. Jones, Stone, Vanderhaegen, Bramwell or Brophy, agreed not to disclose our confidential information at any time. Each has also agreed for the period they are employed by us and for the one-year (two years with respect to the solicitation of our employees or customers) period thereafter, not to, compete with us or solicit our employees or customers. Messrs. Jones, Stone, Vanderhaegen, Bramwell or Brophy have also agreed not to disparage us at any time.

62 2024 Proxy Statement

Potential Payments upon Termination or Change in Control

The following table describes the potential payments and benefits that would have been payable to our named executive officers assuming an eligible termination (as described above under “Termination and change in control arrangements”) of their employment on December 29, 2023, the last business day of 2023, and a change in control also occurring on such date.

The amounts shown in the table below do not include:

•

payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers; or

•	distributions of previously vested plan balances under the Savings Plan and the SSRP (see the “Supplemental Savings Retirement Plan” section above for information about the SSRP).

			Change in control(3)

Name	Involuntary termination without cause ($)(1)	Termination due to death or disability ($)(2)	Without termination	With involuntary termination without cause or resignation for good reason($)

Michael Stubblefield

Cash severance	2,280,000	—	—	3,420,000

Annual cash incentive	1,881,000	—	—	5,643,000

Equity awards (continued or accelerated vesting)(5)	—	—	16,694,269	16,694,269

Estimated health & welfare benefits	34,854	—	—	52,281

Total	4,195,854	—	16,694,269	25,809,550

R. Brent Jones

Cash severance	575,000	—	—	862,500

Annual cash incentive	460,000	—	—	690,000

Equity awards (continued or accelerated vesting)(5)	—	—	3,429,805	3,429,805

Estimated health & welfare benefits	4,916	—	—	7,374

Total	1,039,916	—	3,429,805	4,989,679

Randy Stone

Cash severance	600,000	—	—	900,000

Annual cash incentive	480,000	—	—	720,000

Equity awards (continued or accelerated vesting)(5)	—	—	2,746,628	2,746,628

Estimated health & welfare benefits	—	—	—	—

Total	1,080,000	—	2,746,628	4,366,628

Frederic Vanderhaegen

Cash severance	618,212	—	—	927,319

Annual cash incentive	494,570	—	—	741,855

Equity awards (continued or accelerated vesting)(5)	—	—	3,548,021	3,548,021

Estimated health & welfare benefits		—	—

Total	1,112,782	—	3,548,021	5,217,195

James Bramwell

Cash severance	500,000	—	—	750,000

Annual cash incentive	400,000	—	—	600,000

Equity awards (continued or accelerated vesting)(5)	—	—	2,191,799	2,191,799

Estimated health & welfare benefits	17,708	—	—	26,561

Total	917,708	—	2,191,799	3,568,360

Gerard Brophy

Cash Severance	600,000		—	900,000

Annual Cash Incentive	900,000		—	1,350,000

Equity Awards (continued or accelerated vesting)(5)	—		3,510,796	3,510,796

Estimated health & welfare benefits	15,504		—	23,256

Total	1,515,504		3,510,796	5,784,052

2024 Proxy Statement 63

(1)

Upon termination without “cause” (as such term is defined in the Stubblefield Agreement or the Employment Letter Agreements, as applicable), (i) Mr. Stubblefield is generally entitled to (a) two times the sum of his then current base salary payable in equal installments over the 24-month period following termination, (b) one times his target bonus for the year in which the termination occurs payable in equal installments over the 12-month period following termination and (c) continued health benefits for up to 24 months following termination, (ii) Messrs. Jones, Stone, Vanderhaegen, Bramwell, and Brophy are generally entitled to one times the sum of (x) his then current base salary plus (y) his target bonus for the year (prorated for the year of termination in which termination occurs, payable in equal installments over the 12-month period following termination, and Messrs. Jones, Stone, Bramwell, and Brophy are entitled to continued health benefits for up to 12 months following termination (Mr. Stone waived his benefits in 2023). Mr. Stubblefield is entitled to the same payments and benefits upon a termination by him for “good reason” (as such term is defined in the Stubblefield Agreement).

(2)

Upon termination by reason of death, the named executive officer’s beneficiary or estate, as applicable, will be entitled to receive compensation and benefits accrued prior to the death. Upon termination by reason of disability, the named executive officer will be entitled to receive compensation and benefits accrued prior to the disability.

(3)

Upon an involuntary termination within two years of a change in control or a resignation for “good reason” (such good reason termination within two years of a change in control) (as each such term is defined in the Stubblefield Agreement or the EVP Employment Agreements, as applicable), (i) Mr. Stubblefield, is generally entitled to (a) three times the sum of his then current base salary plus target bonus for the year in which the termination or resignation occurs payable in equal installments over the 36-month period following termination and (b) continued health benefits for up to 36 months following termination; and (ii) Messrs. Jones, Stone, Vanderhaegen, Bramwell, and Brophy are generally entitled one and a half times the sum of (x) the executive’s then current base salary plus (y) his target bonus for the year in which termination or resignation occurs, payable in equal installments over the 12-month period following termination, and Messrs. Jones, Stone, Bramwell, and Brophy are entitled to continued health benefits for up to 18 months following termination (Mr. Stone waived his benefits in 2023). The Stubblefield Agreement provides that if any payments or benefits to which he becomes entitled would be considered “excess parachute payments” under Section 280G of the Code, then the amount of such payments will be reduced to avoid such characterization and the resulting excise taxes if such reduction in payments will put Mr. Stubblefield in a better net after tax position. The amount above reflects no reduction of payments.

(4)

The cash severance and annual cash incentive amounts for Mr. Vanderhaegen have been converted from Swiss Francs to U.S. dollars using the average of the monthly average exchange rates for 2023 (1.11369).

(5)

Represents the value of all performance stock units, unvested stock options and restricted stock units issued by the Company that would vest upon a change in control and assumes a change in control price of $22.83, which was the closing price of Avantor’s common stock as reported on the NYSE on December 29, 2023. ‘Double-trigger’ change in control vesting provisions were adopted in 2024 for all equity awards.

CEO PAY RATIO

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees (other than the CEO). Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions, and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we report.

The required disclosure is presented as follows:

Median Employee Total Annual Compensation:	$49,419

CEO Total Annual Compensation:	$12,338,767

Ratio of CEO Pay to Median Employee Compensation:	250:1

Because we did not experience any material changes to our employee population or changes in employee compensation arrangements during 2023, in accordance with SEC rules, we believe it is reasonable to use the median employee identified and reported in 2021 for purposes of calculating the pay ratio disclosure with respect to 2023 and that using this median employee will not significantly affect our pay ratio disclosure.

64 2024 Proxy Statement

Equity Compensation Plans

The following table provides information as of December 31, 2023 regarding the number of shares of our common stock that may be issued under our equity compensation plans:

Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights (Millions)(#)(a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column(a)) (Millions)(#)(c)

Equity Compensation Plans Approved by Security Holders	20.4	(1)	21.37	32.4	(2)

Equity Compensation Plans Not Approved by Security Holders	—		—	—

Total	20.4		21.37	32.4

(1)

The number of securities to be issued upon exercise of outstanding options, warrants and rights includes 8.0 million options issuable pursuant to outstanding equity awards under the Avantor, Inc. 2019 Equity Incentive Plan. The weighted-average exercise price of such options is $21.77. It also includes 7.1 million shares issuable pursuant to outstanding equity awards under the Vail Holdco Equity Incentive Plan. The weighted-average exercise price of such options is $23.21. It also includes 1.3 million shares issuable pursuant to outstanding equity awards under the Avantor Funding, Inc. 2016 Equity Incentive Plan. The weighted-average exercise price of such options is $8.89. Reflects the weighted average exercise price of stock options only. As restricted stock unit awards have no exercise price, they are excluded from the weighted average exercise price calculation set forth in column (b).

(2)

The number of securities remaining available for issuance includes 31.1 million shares that can be issued pursuant to future awards under the 2019 Equity Incentive Plan as well as 1.3 million shares that can be issued pursuant to the Avantor, Inc. 2019 Employee Stock Purchase Plan. The maximum number of shares that may be granted under the 2019 Equity Incentive Plan is 23,500,000 shares without giving effect to any “evergreen” increase, pursuant to which such “Absolute Share Limit” is automatically increased on the first day of each fiscal year through 2029 in an amount equal to the lower of (x) 1% of the total number of shares outstanding on the last day of the immediately preceding fiscal year and (y) a lower number of shares determined by the Board of Directors.

2024 Proxy Statement 65

Pay Versus Performance Disclosure
In accordance with SEC rules, we prepared the analysis set forth below of the relationship between the compensation actually paid to our principal executive officer (“PEO”) and non-PEO
named executive officers (the
“Non-PEO
NEOs”), and certain financial performance measures over the last four years.
PAY VERSUS PERFORMANCE DISCLOSURE TABLE
The following table sets forth the compensation for our PEO and the average compensation for our
Non-PEO
NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the compensation actually paid (“CAP”) to such individuals, as defined under SEC rules, for each of 2023, 2022, 2021 and 2020. The table also provides information on our cumulative total stockholder return (“TSR”), the cumulative TSR of our peer group, Net Income and Adjusted EBITDA over such years in accordance with SEC rules.
Pay Versus Performance Table

Year	Summary Compensation on Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based On:		Net Income (4) (millions)	Company Selected Measure (Adjusted EBITDA) (5) (millions)
					Avantor Total Stockholder Return (3)	Peer Group Total Stockholder Return
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	$12,338,767	$8,925,771	$3,683,836	$2,493,597	$125.79	$143.18	$321.1	$1309.1

2022	$10,831,766	$(28,632,167)	$2,553,081	$(7,183,678)	$116.20	$140.29	$686.5	$1,570.7

2021	$13,260,913	$45,709,309	$3,538,486	$12,019,256	$232.18	$143.09	$572.6	$1,458.6

2020	$11,257,062	$33,997,170	$4,588,288	$10,679,332	$155.10	$113.45	$116.6	$1,141.6
Notes:

(1)
Compensation for our PEO, Michael Stubblefield, reflects the amounts reported in the “Summary Compensation Table” for the respective years. Average compensation for our non-PEO
NEOs included: (a) for 2023, R. Brent Jones, Randy Stone, James Bramwell, Frederic Vanderhaegen, Gerard Brophy and Thomas Szlosek; (b) for 2022 and 2021, Thomas Szlosek, Frederic Vanderhaegen, Gerard Brophy and Sheri Lewis; and (c) for 2020, Thomas Szlosek, Frederic Vanderhaegen, Gerard Brophy and Michael Wondrasch.

(2)
Compensation “actually paid” for the PEO and average compensation “actually paid” for our non-PEOs
NEOs in each of 2023, 2022, 2021 and 2020 reflects the respective amounts set forth in columns (b) and (d) of the table above, adjusted as set forth in the tables below, as determined in accordance with SEC rules. The dollar amounts reflected in columns (b) and (d) of the table above do not reflect the actual amount of compensation earned by or paid to the PEO and our other
Non-PEO
NEOs during the applicable year. For additional information regarding the decisions made by our Compensation and Human Resources Committee in regard to the PEO’s and our other
Non-PEO
NEOs’ compensation for fiscal year 2023, refer to “Compensation Discussion and Analysis – Compensation Philosophy & Objectives – How We Make Compensation Decisions.”

66 2024 Proxy Statement

PEO Summary Compensation Table Total to Compensation Actually Paid Reconciliation:

PEO: Michael Stubblefield	2023	2022	2021	2020

Total Compensation as reported in SCT	$12,338,767	$10,831,766	$13,260,913	$11,257,062

Subtract change in the actuarial present value of pension benefits	$(7,895)	$—	$(5,342)	$(6,272)

Add service cost of pension benefits	$2,684	$3,421	$3,388	$2,875

Subtract grant date fair value of equity awards granted during covered year reported in SCT	$(10,966,272)	$(9,684,956)	$(8,633,149)	$(7,313,957)

Add fair value of equity compensation granted in current year – value at year-end	$7,305,449	$3,260,458	$18,576,571	$16,957,180

Add dividends accrued on unvested shares/share units	—	$—	$—	$—

Add/subtract change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(921,458)	$(28,816,798)	$17,291,985	$10,226,909

Add/subtract change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$1,174,497	$(4,226,057)	$5,214,944	$2,873,373

Subtract fair value of forfeited awards determined at end of prior year for awards made in prior fiscal years that were forfeited during current fiscal year	—	$—	$—	$—

Compensation Actually Paid to PEO	$8,925,771	$(28,632,167)	$45,709,309	$33,997,170
Average
Non-PEO
Summary Compensation Table Total to Compensation Actually Paid Reconciliation:

Non-PEO NEOs (Average)	2023	2022	2021	2020

Total Compensation as reported in SCT	$3,683,836	$2,553,081	$3,538,486	$4,588,288

Subtract change in the actuarial present value of pension benefits	$(5,613)	$(1,726)	$(2,787)	$(4,428)

Add service cost of pension benefits	$1,806	$2,495	$2,491	$982

Subtract grant date fair value of equity awards granted during fiscal year reported in SCT	$(3,117,887)	$(1,963,157)	$(1,861,530)	$(3,340,903)

Add fair value of equity compensation granted in current year – value at year-end	$2,221,730	$660,865	$4,005,523	$6,814,068

Add dividends accrued on unvested shares/share units	—	$—	$—	$—

Add/subtract change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(81,272)	$(6,381,045)	$5,398,965	$2,303,223

Add/subtract change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$138,465	$(2,054,191)	$938,108	$318,100

Subtract fair value of forfeited awards determined at end of prior year for awards made in prior fiscal years that were forfeited during current fiscal year	$(347,467)	$—	$—	$—

Compensation Actually Paid to Non-PEO NEOs	$2,493,597	$(7,183,678)	$12,019,256	$10,679,332

(3)
TSR is cumulative (assuming $100 was invested on December 31, 2019) for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation
S-K.
The peer group for purposes of this table is the S&P 500 Health Care Index. Historic stock price performance is not necessarily indicative of future stock performance.

(4)	Reflects “Net Income” in the Company’s Consolidated statements of operations included in its Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021 and 2020.

(5)
Adjusted EBITDA is the company selected measure and as used in this Proxy Statement is a non-GAAP
financial measure. See “Appendix A –
Non-GAAP
Financial Measurements” for further discussion on this measure, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

2024 Proxy Statement 67

Tabular List of Most Important Financial Performance Measures
The unranked list below represents, in Avantor’s view, Avantor’s most important financial measures used to link compensation to performance:

Company Performance Metrics (1)

Adjusted EBITDA

Adjusted EPS

Net Working Capital as a Percentage of Sales

Relative TSR

Revenue

(1)
For further information regarding these company performance metrics and their function in the Company’s executive compensation program, please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement. See Appendix A for information about these non-GAAP financial measures.

Relationship between Compensation Actually Paid and Company Performance
Compensation Actually Paid vs. Total Stockholder Return
As shown in the chart below, the PEO and other NEOs’ CAP amounts are aligned with our TSR. Our higher TSR in 2020 and 2021 (both on an absolute basis and relative to the S&P 500 Health Care Index) directionally aligned with higher CAP for the PEO and NEOs, while weaker performance resulted in negative CAP in 2022 and lower CAP in 2023.

(a)
Total stockholder return in the above chart, in the case of both the Company and our peer group as noted in footnote 3 of the above Pay versus Performance Table, reflects the cumulative return of $100 as if invested on December 31, 2019, calculated in accordance with Item 201(e) of Regulation
S-K.

68 2024 Proxy Statement

Compensation Actually Paid vs. Net Income
Our strong Net Income growth in 2020 and 2021 directionally aligned with higher CAP for those years, while Growth was slower in 2022 and 2023, which aligned with lower compensation actually paid.

Compensation Actually Paid vs. Company Selected Measure
Our strong Adjusted EBITDA growth in 2020 and 2021 directionally aligned with higher CAP for those years, while growth was slower in 2022 and 2023, which aligned with lower compensation actually paid.

2024 Proxy Statement 69

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Corporate Secretary: Avantor Inc., Corporate Secretary’s Office, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

70 2024 Proxy Statement

Questions and Answers About the Meeting and Voting

1.	How do I attend the 2024 Annual Meeting?

This year’s Annual Meeting will again be a virtual meeting, conducted via live audio webcast on the Internet. Stockholders of record as of March 15, 2024, will be able to attend and participate in the Annual Meeting online vote and submit questions during the Annual Meeting by accessing www.virtualshareholdermeeting.com/AVTR2024. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. If you are a beneficial owner, you are also invited to attend and participate in the Annual Meeting online.

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 11:00 a.m., Eastern Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

Log in Instructions. To attend the online Annual Meeting, log in at www.virtualshareholdermeeting.com/AVTR2024. Stockholders of record will need to enter the 16-digit control number appearing on their Notice of Internet Availability of Proxy Materials or proxy card. If you are a beneficial stockholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number. If you do not have a control number, you may still attend the meeting as a guest in listen-only mode.

Submitting Questions at the virtual Annual Meeting. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct that are pertinent to the Company and meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

Technical Assistance. Beginning 30 minutes prior to the start of and during the virtual Annual Meeting, we will have support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log in page.

2.	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this proxy statement and our Annual Report, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about March 29, 2024, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to most of our stockholders which will instruct you how to access and review the proxy materials on the Internet. The Notice also instructs you to submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

2024 Proxy Statement 71

3.	Who is entitled to vote and how many votes do I have?

If you were a stockholder of record of Avantor common stock, par value $0.01 per share (the “common stock”), at the close of business on March 15, 2024, you are eligible to vote at the Annual Meeting. For each matter presented for vote, you have one vote for each share you own.

4.	What is the difference between holding shares as a stockholder of record/registered stockholder and as a beneficial owner of shares?

Stockholder of Record or Registered Stockholder. If your shares of common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a “stockholder of record” or a “registered Stockholder” of those shares.

Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm or other similar organization, including shares purchased through our employee stock purchase plan, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the bank, brokerage firm or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization as to how to vote the shares held in your account.

5.	How do I vote if I am a stockholder of record?

By Telephone or Internet. All stockholders of record can vote by touchtone telephone within the United States, U.S. territories and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly.

By Written Proxy. All stockholders of record can also vote by written proxy card. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors.

Online During the Meeting. All stockholders of record may vote during the virtual Annual Meeting by visiting the Annual Meeting website at www.virtualshareholdermeeting.com/AVTR2024 and entering their control number listed on their proxy card. See “How do I attend the 2024 Annual Meeting?” above.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

6.	How do I vote if I am a beneficial owner of shares?

Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except on the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2024), unless you provide specific instructions by completing and returning the voting instruction form from your broker, bank or other financial institution or following the instructions provided to you for voting your shares via telephone or the Internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting. In order to be able to vote your shares at the meeting, you must obtain a legal proxy from that entity and register in advance of the Annual Meeting. See “How do I attend the 2024 Annual Meeting?” above.

72 2024 Proxy Statement

7.	Who can attend the Annual Meeting?

Stockholders of record as of March 15, 2024, will be able to attend and participate in the Annual Meeting online, vote and submit questions during the Annual Meeting by accessing www.virtualshareholdermeeting.com/AVTR2024. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. If you are a beneficial owner, you are also invited to attend and participate in the Annual Meeting online. See “How do I attend the 2024 Annual Meeting?” above. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

8.	Can I revoke my proxy or change my vote?
You may revoke your proxy at any time before it is actually voted at the Annual Meeting by any of the following:

• Delivering written notice of revocation to our Secretary at Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087 by 11:59 p.m. EDT on May 8, 2024;

• Submitting a later dated proxy by 11:59 p.m. on May 8, 2024; or

• Attending the Annual Meeting online and voting by following the instructions at www.virtualshareholdermeeting.com/AVTR2024.

Your attendance at the Annual Meeting online will not, by itself, constitute revocation of your proxy. You may also be represented by another person present in attendance online at the Annual Meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial stockholder but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holder in accordance with the beneficial holder’s instructions.

9.	Is my vote confidential?
Yes. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential, except:

• as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

• in the case of a contested proxy solicitation;

• if a stockholder makes a written comment on the proxy card or otherwise communicates their vote to management; or

• to allow the independent inspector of election to certify the results of the vote.

Broadridge Investor Communication Solutions, the independent proxy tabulator used by Avantor, counts the votes and acts as the judge of election for the meeting.

10.	What is a broker non-vote?

A “broker non-vote” occurs when a broker submits a proxy for the meeting with respect to a routine proposal but does not vote on non-routine proposals because the beneficial owner did not provide voting instructions on those matters. Under NYSE rules, the proposal to ratify the appointment of an independent registered public accounting firm (Item 3) is considered a “routine” proposal. This means that brokerage firms may vote in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. In contrast, all of the other proposals set forth in this proxy statement are “non-routine”—brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

2024 Proxy Statement 73

11.	What constitutes a “quorum” for the meeting?

A quorum consists of a majority of the voting power of the issued and outstanding shares entitled to vote at the meeting, present in person or represented by proxy. A quorum is necessary to conduct business at the Annual Meeting. You are part of the quorum if you have voted by proxy. Abstentions and shares represented by “broker non-votes” that are present and entitled to vote at the meeting are counted for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum unless you vote to abstain on all proposals.

12.	What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on March 15, 2024, Avantor had 679,174,353 shares of common stock (excluding treasury shares) outstanding. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. Treasury shares are not voted.

Item 1: Election of nine director nominees to serve one-year terms expiring in 2025. A majority of the votes cast with respect to that director’s election is required to elect each nominee named herein, which means that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election. If any incumbent director nominee fails to receive a majority of the votes cast in an uncontested election, our bylaws require that such person offer to tender their resignation to the Board and that the Nominating and Governance Committee make a recommendation to the Board on whether to accept or reject such resignation or whether other action should be taken. Abstentions and broker non-votes will have no effect on the outcome of the proposal for the election of nine director nominees.

Item 2: Amendments to our Certificate of Incorporation to provide for officer exculpation in accordance with changes to Delaware law, and to make certain other immaterial changes. The affirmative vote of a majority of the voting power of the outstanding common stock entitled to vote thereon is required to adopt the amendments. Abstentions and broker non-votes will be counted as present and entitled to vote on the proposal and will have the effect of a negative vote.

Item 3: Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024. The affirmative vote of a majority of the voting power of the common stock present in person or represented by proxy and entitled to vote thereon is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the proposal.

Item 4: Advisory approval of named executive officer compensation. The affirmative vote of a majority of the voting power of the common stock present in person or represented by proxy and entitled to vote thereon is required to approve, on an advisory, non-binding basis, the compensation paid to our named executive officers. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will be counted as present for purposes of determining whether there is a quorum but will have no effect on the outcome of the proposal.

13.	Who pays for the solicitation of proxies?

We will pay the cost of soliciting proxies. We have hired D.F. King & Co to solicit proxies for this meeting and we will pay their fees of $12,500 plus out of pocket costs. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

74 2024 Proxy Statement

14.	May I propose actions for consideration at the 2025 annual meeting of stockholders or nominate individuals to serve as directors?

Stockholder Proposals. To be eligible for inclusion in the proxy statement, for our 2025 Annual Meeting of Stockholders, under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act), a proposal must be received by our Secretary on or before November 29, 2024. The proposal should be mailed by certified mail return receipt requested to our Corporate Secretary’s Office, Avantor, Inc., 100 Matsonford Road, Building One, Suite 200, Radnor, PA 19087. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. To make a director nomination or present other business for consideration at our 2025 Annual Meeting of Stockholders that will not be included in the proxy statement, you must submit a timely notice in accordance with the procedures described in our bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2025 Annual Meeting, such a proposal must be received on or after January 9, 2025, but not later than February 8, 2025. In the event that the date of the Annual Meeting of Stockholders to be held in 2025 is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of this year’s Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2025 and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws.

Proxy Access Stockholder Proposals. Pursuant to our proxy access bylaw provision, a stockholder, or a group of up to 20 stockholders, that has continuously owned for three years at least 3% of our outstanding common shares, may nominate and include in the annual meeting proxy materials up to the greater of two directors or 20% of the number of directors serving on the Board, if the stockholder(s) and the nominee(s) meet the requirements specified in our bylaws. Notice of director nominations submitted under the proxy access bylaw provision for the 2025 Annual Meeting of Stockholders must be received by the Corporate Secretary no earlier than October 30, 2024 and no later than November 29, 2024.

Further, if you intend to nominate a director and solicit proxies in support of such director nominee(s) (other than the Company’s nominees) at the 2025 Annual Meeting of Stockholders in reliance on Rule 14a-19, in addition to the requirements set forth in the Company’s Bylaws, you must also comply with the additional requirements of Rule 14a-19.

15.	How may I obtain a copy of Avantor’s Annual Report on Form 10-K?

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, please go to our website (www.avantorsciences.com). Copies of our Annual Report on Form 10-K for the year ended December 31, 2023, including financial statements thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Investor Relations

Avantor, Inc.

Radnor Corporate Center, Building One, Suite 200

100 Matsonford Road

Radnor, PA 19087

2024 Proxy Statement 75

Other Business

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgement. Discretionary authority for them to do so is provided for in the proxy card.

March 29, 2024

Claudius O. Sokenu

Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary

76 2024 Proxy Statement

Appendix A

AVANTOR, INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASUREMENTS

As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one, single financial measurement or communication.

We have provided reconciliations of the following non-GAAP measures referred to in this Proxy Statement:

•

Sales growth on an organic basis eliminates from our reported net sales growth the impacts of earnings from any acquired or disposed businesses that have been owned for less than one year and changes in foreign currency exchange rates. Sales growth on a core organic basis eliminates from our organic growth the impacts of any COVID-19 related net sales. We believe that these measurements are useful as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented.

•

Adjusted EBITDA measures and evaluates our operating performance exclusive of interest expense, income tax expense, depreciation, amortization and certain other adjustments. We believe that this measurement is useful as a way to analyze the underlying trends in our core business consistently across the periods presented.

•

Adjusted EPS equals our adjusted net income divided by our diluted GAAP weighted average share count. We believe that this measurement is an additional way to analyze the underlying trends in our business consistently across the periods presented.

•

Adjusted net income equals our net income or loss first adjusted for the following items: (i) amortization of acquired intangible assets, (ii) net foreign currency remeasurement gains or losses relating to financing activities, (iii) losses on extinguishment of debt, (iv) charges associated with the impairment of certain assets, and (v) other costs or credits that are either isolated or cannot be expected to recur with any regularity or predictability. From this amount, we then add or subtract an assumed incremental income tax impact on the above noted pre-tax adjustments, using estimated tax rates, to arrive at Adjusted Net Income. We believe that this measurement is useful as a way to analyze the business consistently across the periods presented.

•

Adjusted net leverage equals our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the expected run-rate effect of cost synergies and the incremental results of completed acquisitions as if those acquisitions had occurred on the first day of the trailing 12-month period). We believe that this measurement is a useful way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business.

•

Free cash flow equals our cash flow from operating activities, excluding acquisition-related costs paid in the period, less capital expenditures. We believe that this measurement is useful as it provides a view on the Company’s ability to generate cash for use in financing or investment activities.

2024 Proxy Statement 77

Adjusted EBITDA

	Year ended December 31,

(in millions)	2023	2022

Net income	$321.1	$686.5

Amortization	307.7	318.3

Loss on extinguishment of debt	6.9	12.5

Net foreign currency (gain) loss from financing activities	(3.1)	7.0

Other stock-based compensation expense (benefit)	0.3	(3.3)

Integration-related expenses(1)	7.6	19.2

Purchase accounting adjustments(2)	—	9.4

Restructuring and severance charges(3)	26.5	3.5

Reserve for certain legal matters(4)	7.1	—

Impairment charges(5)	160.8	—

Transformation expenses(6)	5.4	—

Income tax benefit applicable to pretax adjustments	(120.2)	(97.6)

Adjusted Net Income	720.1	955.5

Interest expense	284.8	265.8

Depreciation	94.6	87.2

Income tax provision applicable to Adjusted Net Income	209.6	262.2

Adjusted EBITDA	$1,309.1	$1,570.7

1.

Represents non-recurring direct costs incurred with third-parties and the accrual of a long-term retention incentive to integrate acquired companies. These expenses represent incremental costs and are unrelated to normal operations of our business. Integration expenses are incurred over a pre-defined integration period specific to each acquisition.

2.

Represents the non-cash reduction of contingent consideration related to the Ritter acquisition and the amortization of the purchase accounting adjustment to record inventory acquired from Masterflex and Ritter at fair value.

3.

Reflects the incremental expenses incurred in the period related to initiatives to increase profitability and productivity. Typical costs included in this caption are employee severance, site-related exit costs, and contract termination costs.

4.

Represents charges and legal costs in connection with certain litigation and other contingencies that are unrelated to our core operations and not reflective of on-going business and operating results.

5.	Related to impairment of the Ritter asset group.

6.	Represents non-recurring, incremental expenses directly associated with the Company’s publicly-announced program to transform our operating model.

78 2024 Proxy Statement

Adjusted earnings per share

	Year ended December 31,

(shares in millions)	2023	2022

Diluted earnings per share (GAAP)	$0.47	$1.01

Dilutive impact of convertible instruments	—	—

Fully diluted earnings per share (non-GAAP)	0.47	1.01

Amortization	0.45	0.47

Loss on extinguishment of debt	0.01	0.01

Net foreign currency loss from financing activities	—	0.01

Other stock-based compensation expense	—	—

Integration-related expenses	0.01	0.03

Purchase accounting adjustments	—	0.01

Restructuring and severance charges	0.04	0.01

Reserve for certain legal matters	0.01	—

Impairment charges	0.24	—

Transformation expenses	0.01	—

Income tax benefit applicable to pretax adjustments	(0.18)	(0.14)

Adjusted EPS (non-GAAP)	$1.06	$1.41

Weighted average shares outstanding:

Diluted (GAAP)	678.4	679.4

Incremental shares excluded for GAAP	—	—

Share count for Adjusted EPS (non-GAAP)	678.4	679.4

Free cash flow

	Year ended December 31,

(in millions)	2023	2022

Net cash provided by operating activities	$870.0	$843.6

Capital expenditures	(146.4)	(133.4)

Free cash flow (non-GAAP)	$723.6	$710.2

2024 Proxy Statement 79

Adjusted net leverage

December 31,

(dollars in millions)	2023

Total debt, gross	$5,580.0

Less cash and cash equivalents	(262.9)

$5,317.1

Trailing twelve months Adjusted EBITDA	$1,309.1

Trailing twelve months ongoing stock-based compensation expense	40.2

$1,349.3

Adjusted Net leverage (non-GAAP)	3.9

Net sales

	December 31,		Reconciliation of reported change to organic and core organic change

(in millions)	2023	2022	Net sales growth (decline)	Foreign currency impact	Organic net sales growth (decline)	COVID-19	Core organic net sales growth (decline)*

Americas	$4,071.6	$4,471.2	$(399.6)	$(2.2)	$(397.4)	$(125.1)	$(272.3)

Europe	2,420.4	2,516.5	(96.1)	50.5	(146.6)	(48.7)	(97.9)

AMEA	475.2	524.7	(49.5)	(7.1)	(42.4)	(20.5)	(21.9)

Total	$6,967.2	$7,512.4	$(545.2)	$41.2	$(586.4)	$(194.3)	$(392.1)

*

Core organic net sales growth (decline) eliminates from our organic net growth (decline) the impact from the change in sales of COVID-19 related offerings from 2022 to 2023. Numbers in this column are calculated by removing the impact of COVID-19 sales from the numbers in the “Organic net sales growth (decline)” column.

80 2024 Proxy Statement

Appendix B

PROPOSED AMENDMENTS TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

2024 Proxy Statement 81

~~THIRD~~FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AVANTOR, INC.

* * * * *

The present name of the corporation is Avantor, Inc. (the “Corporation”). The Corporation was incorporated under the name “Vail Holdco Corp” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on May 3, 2017, which was amended and restated on November 21, 2017, amended on February 6, 2019 and May 16, 2019, and amended and restated on May 20, 2019 ~~(the “Second Amended and Restated Certificate of Incorporation”). This~~ and May 13, 2021 (the “Third Amended and Restated Certificate of Incorporation”). This Fourth Amended and Restated Certificate of Incorporation of the Corporation, which restates and integrates and also further amends the provisions of the ~~Second~~Third Amended and Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”) ~~and by the written consent of its stockholders in accordance with Section 228 of the DGCL~~.

The ~~Second~~Third Amended and Restated Certificate of Incorporation is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the Corporation is Avantor, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 251 Little Falls Drive in the City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under DGCL.

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 825,000,000, which shall be divided into two classes as follows:

750,000,000 shares of common stock, par value $0.01 per share (“Common Stock”); and

75,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

82 2024 Proxy Statement

~~I.~~ Capital Stock.

A. Common Stock and Preferred Stock may be issued from time to time by the Corporation for such consideration as may be fixed by the Board of Directors of the Corporation (the “Board of Directors”). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock and the number of shares of such series, which number the Board of Directors may, except where otherwise provided in the designation of such series, increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) and as may be permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding.

~~B. The Board of Directors has authorized the issuance of a series of Preferred Stock, the Series A mandatory convertible preferred stock, par value $0.01 (the “Mandatory Convertible Preferred Stock”), with the powers, preferences, rights, qualifications, limitations and restrictions as set forth in the certificate of designations for the Mandatory Convertible Preferred Stock attached hereto as Annex A.1~~

~~C~~B. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in ~~his, her or its~~ such holder’s name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this ~~Third~~Fourth Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this ~~Third~~Fourth Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

~~D~~C. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this ~~Third~~Fourth Amended and Restated Certificate of Incorporation (or any certificate of designation relating to such series of Preferred Stock).

~~E~~D. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of capital stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine.

~~F~~E. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of capital stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

~~G~~F. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority ~~in~~of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this ~~Third~~Fourth Amended and Restated Certificate of Incorporation (or any certificate of designation relating to any series of Preferred Stock).

[1]	[This former paragraph B of Article IV removed pursuant to Certificate of Elimination.]

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ARTICLE V

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the DGCL and all rights conferred upon stockholders are granted subject to this reservation.

B. The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the amended and restated bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this ~~Third~~Fourth Amended and Restated Certificate of Incorporation, subject to the power of the stockholders to repeal, alter, amend and rescind, in whole or in part, the Bylaws made by the Board of Directors.

ARTICLE VI

BOARD OF DIRECTORS

A. Except as otherwise provided in this ~~Third~~Fourth Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors ~~and except as set forth in the terms of (i) the Stockholders Agreement of the Corporation, dated as of November 21, 2017 (as the same was amended on March 15, 2018, and as may be further amended, supplemented, restated or otherwise modified from time to time, the “Stockholders Agreement”), by and among the Corporation, certain affiliates of New Mountain Capital, LLC (together with its affiliates and subsidiaries and its and their successors and assigns (other than the Corporation and its subsidiaries), collectively, “NMC”), Broad Street Principal Investments, L.L.C. (“BSPI”), NuSil, LLC, NuSil 2.0 LLC, Galvaude Private Investments, Inc. and each of the other stockholders of the Corporation party thereto and (ii) the Investor Rights Agreement, dated as of May 21, 2019 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Investor Rights Agreement”), by and between the Corporation and New Mountain Partners III, L.P., an affiliate of NMC~~, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. ~~The directors (other than those directors elected by~~Subject to the rights of the holders of any series of Preferred Stock~~, voting separately as a series or together with one or more other such series, as the case may be) shall initially be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date the Common Stock is first publicly traded (the “IPO Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the IPO Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the IPO Date. At the first and second annual meetings of stockholders following the IPO Date, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third annual meeting of stockholders following the IPO Date. From and after the third annual meeting of stockholders following the IPO Date, directors shall constitute one class and be elected for a term expiring at the next annual meeting of stockholders. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. Subject to the terms of the Stockholders Agreement and the Investor Rights Agreement (including, without limitation, provisions thereof relating to the rights of the parties thereto to nominate individuals for election to the Board of Directors), any such director shall hold office until the annual meeting at which his or her term expires and until his or her~~ to elect directors, each director shall hold office until the next annual meeting of stockholders and until such director’s successor shall be duly elected and qualified, or ~~his or her~~until such director’s earlier death, resignation~~, retirement, disqualification~~ or removal from office. ~~The Board of Directors is authorized to assign members of the Board of Directors already in office prior to the IPO Date to their respective class.~~

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B. Any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next ~~election of the class for which such director shall have been chosen~~annual meeting of stockholders and until ~~his or her~~such director’s successor shall be duly elected and qualified, or until ~~his or her~~such director’s earlier death, resignation~~, retirement, disqualification~~ or removal.

C. ~~Subject [to rights granted to BSPI under the Stockholders Agreement and to rights granted to NMC under the Investor Rights Agreement, any~~Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time either with or without cause by the affirmative vote of the holders of at least 66 2/3% ~~in~~of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

D. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

E. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to ~~his or her~~such director’s earlier death, resignation~~, retirement, disqualification~~ or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation~~, disqualification~~ or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

ARTICLE VII

LIMITATION OF DIRECTOR AND OFFICER LIABILITY

A. To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty owed to the Corporation or its stockholders as a director or officer. For purposes of this Article VII, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as currently in effect or as may hereafter be amended from time to time.

B. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this ~~Third~~Fourth Amended and Restated Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director or officer of the Corporation existing at the time of such amendment, repeal, adoption or modification.

ARTICLE VIII

ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS

A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

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B. Special meetings of stockholders may only be called (i) at any time and for any purpose or purposes, by the Board of Directors, or by the ~~Chairman~~Chairperson of the Board of Directors, or (ii) by the Board of Directors upon the written request of the stockholders pursuant to paragraph C of this Article VIII. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors or the ~~Chairman~~Chairperson of the Board of Directors.

C. A special meeting of stockholders shall be called by the Board of Directors pursuant to clause (ii) of paragraph B of this Article VIII at the written request or requests to the secretary (the “Secretary”) of the Corporation (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) of holders of record who Own (as defined in paragraph (D) of Section 2.12 of the Bylaws) shares of capital stock representing 20% or more of the voting power entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Special Meeting Requisite Percentage”) continuously for at least one year as of both the date the Special Meeting Request is submitted to the Corporation and the record date for determining stockholders eligible to vote at the applicable special meeting, and must continue to Own the Special Meeting Requisite Percentage at all times between and including the date the Special Meeting Request is submitted to the Corporation and the date of the applicable special meeting; provided that if and to the extent a stockholder is acting on behalf of one or more beneficial owners ~~(i)~~ only the shares Owned by such beneficial owner or owners, and not any other shares Owned by any such stockholder, shall be counted for purposes of satisfying the foregoing ownership requirement. The Special Meeting Requests to the Corporation must be signed and dated by each stockholder of record (or a duly authorized agent of such stockholder) requesting the special meeting (each, a “Requesting Stockholder”), must comply with this paragraph C of Article VIII, and shall include (1) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (2) the information required by paragraph (A)(3) of Section 2.03 of Article II of the Bylaws as to the business proposed to be conducted and any nominations proposed to be presented at such special meeting and as to the stockholder(s) proposing such business or nominations (including the information update requirements); (3) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (4) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of (a) any disposition prior to the time of the special meeting of any shares included within any Requesting Stockholder’s Ownership as of the date on which the Special Meeting Request was submitted to the Corporation and (b) any material change prior to the time of the special meeting in any Requesting Stockholder’s Ownership; (5) an acknowledgement that any disposition of shares of the Corporation’s ~~voting stock~~capital stock entitled to vote generally in the election of directors prior to the special meeting included within any Requesting Stockholder’s Ownership as of the date on which the Special Meeting Request was submitted to the Corporation shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that any decrease in the Requesting Stockholders’ aggregate Ownership to less than the Special Meeting Requisite Percentage shall be deemed to be an absolute revocation of such Special Meeting Request; and (6) documentary evidence that the Requesting Stockholders Owned the Special Meeting Requisite Percentage as of the date of submission of the Special Meeting Request to the Corporation and for a minimum of one full year prior to the date of such submission; provided, however, that if any of the Requesting Stockholders are not the beneficial owners of the shares of capital stock representing the Special Meeting Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten days after the date of submission of the Special Meeting Request to the Corporation) that the beneficial owners on whose behalf the Special Meeting Request is made had, together with any Requesting Stockholders who are beneficial owners, Owned the Special Meeting Requisite Percentage as of the date of submission of such Special Meeting Request to the Corporation and for a minimum of one full year prior to the date of such submission.

D. A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (1) the Special Meeting Request does not comply with this Article VIII; (2) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under the Certificate of Incorporation or applicable law; (3) the Special Meeting Request is delivered during the period commencing 60 days prior to the next annual meeting of stockholders and ending on the date that is 60 days after the next annual meeting; (4) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, (a) was presented at an annual or special meeting of stockholders held not more than 12 months before submission of the Special Meeting Request or (b) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been

86 2024 Proxy Statement

called but not yet held or that is called for a date within 90 days of the receipt by the Corporation of a Special Meeting Request; (5) a proposed item of business involves the election or removal of directors, changing the size of the Board of Directors, the filling of vacancies, if otherwise permitted by the Bylaws, and/or newly created directorships resulting from any increase in the authorized number of directors or any similar matter (as determined in good faith by the Board of Directors, an “Election Item”) and any Election Item (a) was presented at an annual or special meeting of stockholders held not more than 90 days before submission of the Special Meeting Request or (b) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 90 days of the receipt by the Corporation of a Special Meeting Request; or (6) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.

E. In determining whether a special meeting of stockholders has been requested by the record holders of shares of capital stock representing in the aggregate at least the Special Meeting Requisite Percentage, multiple Special Meeting Requests delivered to the Corporation will be considered together only if (1) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the requested special meeting (in each case as determined in good faith by the Board of Directors) and (2) such Special Meeting Requests have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request. A Requesting Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following such revocation, there are outstanding un-revoked requests from Requesting Stockholders holding less than the Special Meeting Requisite Percentage, the Board of Directors may, in its discretion, cancel the special meeting.

F. Special meetings of the stockholders shall be held on such date, at such time, and at such place as may be designated by the Board of Directors in accordance with the Bylaws; provided, however, that in the case of a special meeting requested by stockholders pursuant to paragraph C of this Article VIII, the date of any such special meeting shall not be more than 90 days after Special Meeting Requests that satisfy the requirements of this Article VIII are received by the Corporation.

G. If none of the Requesting Stockholders appears in person or by proxy or sends a duly authorized agent to present the business specified in the Special Meeting Request to be presented for consideration, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such business may have been received by the Corporation.

H. Business transacted at any special meeting called pursuant to this Article VIII shall be limited to (1) the purpose(s) stated in a valid Special Meeting Request received from the Requesting Stockholders holding in the aggregate the Special Meeting Requisite Percentage and (2) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the special meeting.

I. An annual meeting of stockholders for the election of directors to succeed those whose terms expire, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board of Directors or a duly authorized committee thereof.

ARTICLE IX

DGCL SECTION 203 AND BUSINESS COMBINATIONS

A. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

B. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

1.	prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

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2.

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

3.

at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

C. The restrictions contained in this Article IX shall not apply if a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership.

D. For purposes of this Article IX, references to:

1.	“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

2.

“associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

~~3.~~

~~“NMC/BSPI Direct Transferee” means any person that acquires (other than in a registered public offering or through a broker’s transaction executed on any securities exchange or other over-the-counter market) directly from any of NMC, BSPI or any of their respective affiliates or successors or any “group,” or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act beneficial ownership of 5% or more of the then-outstanding voting stock of the Corporation.~~

~~4.~~

~~“NMC/BSPI Indirect Transferee” means any person that acquires (other than in a registered public offering or through a broker’s transaction executed on any securities exchange or other over-the-counter market) directly from any NMC/BSPI Direct Transferee or any other NMC/BSPI Indirect Transferee beneficial ownership of 5% or more of the then-outstanding voting stock of the Corporation.~~

~~5~~3.	“business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i)

any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article IX is not applicable to the surviving entity;

(ii)

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii)

any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion

88 2024 Proxy Statement

of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv)

any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v)

any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

~~6~~4.

“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of ~~the Corporation~~any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

~~7~~5.

“interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3)-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include or be deemed to include, in any case, ~~(a) NMC, BSPI, any NMC/BSPI Direct Transferee, any NMC/BSPI Indirect Transferee or any of their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b)~~ any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided, however, that ~~in the case of this clause (b)~~ such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

~~8~~6.	“owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(i)	beneficially owns such stock, directly or indirectly; or

(ii)

has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of

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conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(iii)

has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

~~9~~7.	“person” means any individual, corporation, partnership, unincorporated association or other entity.

~~10~~8.	“stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

~~11~~9.	“voting stock” means stock of any class or series entitled to vote generally in the election of directors.

ARTICLE X

MISCELLANEOUS

A. If any provision or provisions of this ~~Third~~Fourth Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this ~~Third~~Fourth Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this ~~Third~~Fourth Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this ~~Third~~Fourth Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this ~~Third~~Fourth Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

B. Unless the Corporation consents in writing to the selection of an alternative forum, the state or federal courts (as appropriate) located within the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Corporation, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) action against the Corporation or any director or officer of the Corporation involving a claim or defense arising pursuant to any provision of the DGCL or this ~~Third~~Fourth Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time), (iv) action against the Corporation or any director or officer of the Corporation involving a claim or defense implicating the internal affairs doctrine, or (v) action against the Corporation or any director or officer of the Corporation involving a claim or defense arising pursuant to the Exchange Act or the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X(B).

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Avantor, Inc. has caused this ~~Third~~Fourth Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this ~~13th~~[    ] day of ~~May, 2021~~[     ], 2024.

Avantor, Inc.

By:	~~/s/ Justin Miller~~[ ]
Name:	~~Justin Miller~~Claudius Sokenu
Title:	Executive Vice President, ~~General Counsel and Secretary~~Chief Legal and Compliance Officer and Corporate Secretary

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Annex A

CERTIFICATE OF DESIGNATIONS

OF

6.250% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK

OF

AVANTOR, INC.

[Removed pursuant to Certificate of Elimination]

92 2024 Proxy Statement

avantor™

CORPORATE HEADQUARTERS

One Radnor Corporate Center
Building One, Suite 200
100 Matsonford Road
Radnor, PA 19087
(610) 386-1700

AVANTOR, INC. RANDOR CORPORATE CENTER BUILDING ONE, SUITE 200 100 MATSONFORD ROAD RADNOR, PA 19087 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 8, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/AVTR2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 8, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V35094-P04164 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AVANTOR, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain 1a. Juan Andres The Board of Directors recommends you vote FOR For Against Abstain proposals 2, 3 and 4. 1b. John Carethers 2. Approve the Officer Exculpation Amendment and Other Immaterial Amendments to our Certificate of 1c. Lan Kang Incorporation. 1d. Joseph Massaro 3. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for 2024. 1e. Mala Murthy 1f. Jonathan Peacock 4. Approve, on an Advisory Basis, Named Executive Officer Compensation. 1g. Michael Severino NOTE: To consider such other business as may properly come before the meeting or any adjournment or postponement 1h. Michael Stubblefield thereof. 1i. Gregory Summe Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com V35095-P04164 AVANTOR, INC. Annual Meeting of Stockholders May 9, 2024 11:00 AM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Claudius Sokenu and Scott Baker, or either of them, as proxies and attorneys-in-fact, each with the power to act without the other and to appoint his substitute, and hereby authorize(s) them to vote, as designated on the reverse side of this proxy card and in their discretion on such other business as may properly come before such meeting, all of the shares of Common Stock of AVANTOR, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM ET on May 9, 2024, and any adjournment or postponement thereof and otherwise to represent the stockholder(s) at such meeting with all powers possessed by the stockholder(s) if personally present at the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors’ recommendations, and the discretion of the proxies with respect to such other business as may properly come before the meeting and any adjournment or postponement thereof. Continued and to be signed on reverse side